                                                                   Exhibit 4.123

(CLIFFORD CHANCE LETTERHEAD)



                                                                  CONFORMED COPY

                                   L50,000,000

              COMMITTED MULTICURRENCY REVOLVING FACILITY AGREEMENT

                               dated 27 March 2003

                                       for

                             MARCONI BONDING LIMITED

                                  as Applicant

                                      with

                             MARCONI CORPORATION plc

                                   as Company

                                      with

                                  HSBC BANK plc

                      acting as Agent and Security Trustee

                                   AND OTHERS

                                                  CONTENTS

CLAUSE                                                                                                   PAGE
1.     Definitions And Interpretation.................................................................     1
2.     The Facility...................................................................................    12
3.     Purpose........................................................................................    13
4.     Conditions Of Utilisation......................................................................    13
5.     Utilisation....................................................................................    14
6.     Revaluation Of Bonds...........................................................................    16
7.     Long Dated Bonds...............................................................................    17
8.     Bonds..........................................................................................    17
9.     Repayment, Prepayment And Cancellation.........................................................    21
10.    Default Interest...............................................................................    24
11.    Changes To The Calculation Of Interest.........................................................    25
12.    Break Costs....................................................................................    26
13.    Fees...........................................................................................    26
14.    Tax Gross Up And Indemnities...................................................................    27
15.    Increased Costs................................................................................    29
16.    Other Indemnities..............................................................................    30
17.    Mitigation By The Banks........................................................................    31
18.    Costs And Expenses.............................................................................    31
19.    Guarantee And Indemnity........................................................................    32
20.    Representations................................................................................    34
21.    Information Undertakings.......................................................................    36
22.    Security Undertakings..........................................................................    37
23.    General Undertakings...........................................................................    39
24.    Events Of Default..............................................................................    39
25.    Changes To The Banks...........................................................................    42
26.    Changes To The Obligors........................................................................    45
27.    Role Of The Agent And The Security Trustee.....................................................    46
28.    Conduct Of Business By The Finance Parties.....................................................    55
29.    Sharing Among The Finance Parties..............................................................    55
30.    Payment Mechanics..............................................................................    56
31.    Set-Off........................................................................................    59

32.    Notices........................................................................................    59
33.    Calculations And Certificates..................................................................    61
34.    Partial Invalidity.............................................................................    61
35.    Remedies And Waivers...........................................................................    61
36.    Amendments And Waivers.........................................................................    61
37.    Counterparts...................................................................................    62
38.    Governing Law .................................................................................    62
39.    Enforcement....................................................................................    62

SCHEDULE 1 The Original Parties.......................................................................    64
       Part A        The Original Issuing Banks.......................................................    64
       Part B        The Original Banks...............................................................    65
       Part C        The Original Indemnifying Companies..............................................    66

SCHEDULE 2 Conditions Precedent.......................................................................    67
       Part A Conditions Precedent To Initial Utilisation.............................................    67
       Part B Conditions Precedent Required To Be  Delivered By An Additional Obligor.................    69

SCHEDULE 3 Utilisation Request........................................................................    70

SCHEDULE 4 Mandatory Cost Formulae....................................................................    72

SCHEDULE 5 Form Of Transfer Certificates..............................................................    75

SCHEDULE 6 Form Of Accession Letter...................................................................    77

SCHEDULE 7 Timetables.................................................................................    78

SCHEDULE 8 Form Of LMA Confidentiality Undertaking....................................................    79

SCHEDULE 9 Draft Indenture Terms......................................................................    84

SCHEDULE 10 Form Of Scheme Expenses Bond..............................................................    85

THIS AGREEMENT is dated 27 March 2003 and made between:

(1)      MARCONI BONDING LIMITED (the "APPLICANT");

(2)      MARCONI CORPORATION PLC (the "COMPANY");

(3) THE FINANCIAL INSTITUTIONS listed in Part A of Schedule 1 (The Original Issuing Banks) (the "ORIGINAL ISSUING BANKS");

(4) THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Original Banks) (the "ORIGINAL BANKS");

(5) HSBC BANK PLC as agent of (and security trustee for) the other Finance Parties (the "AGENT" and the "SECURITY TRUSTEE" respectively); and

(6) THE COMPANIES listed in Part C of Schedule 1 (The Original Indemnifying Companies) (the "ORIGINAL INDEMNIFYING COMPANIES").

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCESSION LETTER" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

         "ADDITIONAL INDEMNIFYING COMPANY" means a company which becomes an Indemnifying Company in accordance with Clause 26 (Changes to the Obligors).

         "ADDITIONAL COST RATE" has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

         "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

         "AGENCY FEE LETTER" means the letter dated about the date of this Agreement between the Agent, the Security Trustee and the Company setting out the fees referred to in Clause 13.5 (Agency Fee).

         "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant currency or relevant currencies with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

         "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, registration, recordal or enrolment.

         "AVAILABILITY PERIOD" means, subject to Clause 2.3 (Extension of the Facility), the period from and including the Effective Date to and including the date falling 18 Months after the Effective Date.

         "AVAILABLE COMMITMENT" means a Bank's Commitment minus:

         (a) the Base Currency Amount of its participation in any outstanding Bonds; and

         (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Bonds that are due to be issued on or before the proposed Utilisation Date,

         other than that Bank's participation in any Bonds that are due to be repaid or prepaid in full on or before the proposed Utilisation Date.

         "AVAILABLE FACILITY" means the aggregate for the time being of each Bank's Available Commitment.

         "BANK" means:

         (a) any Original Bank and (unless the context requires otherwise) any Original Issuing Bank; and

         (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 25 (Changes to the Banks),

         which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

         "BASE CURRENCY" means sterling.

         "BASE CURRENCY AMOUNT" means:

         (a) in relation to a Utilisation, the amount specified in the Utilisation Request for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request and as adjusted under Clause 6 (Revaluation of Bonds) at six-monthly intervals) adjusted to reflect any repayment or prepayment of the Utilisation; and

         (b) in relation to any cash security provided pursuant to Clause 22 (Security Undertakings) and to any cash cover provided generally pursuant to the terms of this Agreement, the amount thereof (if the same has been provided in the Base Currency) or, if the same has been provided in a currency other than the Base Currency, the amount thereof in the Base Currency calculated by notionally converting such cash security or cash collateral into the Base Currency on the basis of the Agent's Spot Rate of Exchange on the date on which such amount falls to be determined pursuant to the provisions of this Agreement.

         "BOND" means a bond, guarantee, letter of credit, indemnity or similar instrument to be utilised for the purposes set out in Clause 3.1 (Purpose) in a form requested by the Applicant and agreed with the relevant Issuing Bank in accordance with sub-clause 5.2.1(c) of Clause
         5.2 (Completion of a Utilisation Request).

         "BREAK COSTS" means the amount (if any) by which:

         (a) the interest which a Bank should have received for the period from the date of receipt of all or any part of its participation in an Unpaid Sum to the last day of the current Interest Period in respect of that Unpaid Sum, had the Unpaid Sum received been paid on the last day of that Interest Period;

         exceeds:

         (b) the amount which that Bank would be able to obtain by placing an amount equal to the Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

         (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

         (b) (in relation to any date for payment or purchase of euro) any TARGET Day.

         "CASH COLLATERAL RELEASE" shall have the meaning ascribed thereto in the Notes Indentures.

         "COMMITMENT" means:

         (a) in relation to an Original Bank, the amount in the Base Currency set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Original Banks) and the amount of any other Commitment transferred to it under this Agreement; and

         (b) in relation to any other Bank, the amount in the Base Currency of any Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 8 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.

         "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

         "DOLLAR AMOUNT" means, in relation to any Bond in respect of which such amount is to be calculated, the amount calculated by notionally converting into dollars the Base Currency Amount of that Bond (ignoring for this purpose any cash cover provided in respect of such Bond) on the basis of the Agent's Spot Rate of Exchange on the date of such notional calculation.

         "DRAFT INDENTURE TERMS" means the draft terms of the Notes Indentures, as set out in the document entitled "Summary of the Terms of the New Senior Notes and the new Junior Notes", a copy of which is attached at
         Schedule 9 (Draft Indenture Terms).

         "EFFECTIVE DATE" means the date when the office copy of the Orders of the High Court sanctioning the Scheme is delivered to the Registrar of Companies for registration as required by Section 425 of the Companies Act 1985 (as amended).

         "EQUITY INTERESTS" shall have the meaning ascribed thereto in the Notes Indentures.

         "ESCROW AGREEMENT" means the escrow agreement dated on or about the date of this Agreement between the Company, the Escrow Bank and The Law Debenture Trust Corporation P.L.C. (as Security Trustee) with respect to the escrow accounts referred to therein (including the Existing Performance Bond Escrow Account).

         "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 24 (Events of Default).

         "EXISTING PERFORMANCE BOND ESCROW ACCOUNT RELEASES" means any release and transfer of an amount or amounts of cash from the Existing Performance Bond Escrow Account which the Company is entitled to require the Security Trustee (as defined in the Escrow Agreement) to instruct the Escrow Bank (as defined in the Escrow Agreement) to make to the Agent and/or the Security Trustee.

         "EXISTING PERFORMANCE BONDS" has the meaning ascribed thereto in the Notes Indentures.

         "EXISTING PERFORMANCE BOND ESCROW ACCOUNT" means the escrow account established pursuant to the Escrow Agreement to be used to satisfy liabilities owed by the Company and its Subsidiaries to certain providers of Existing Performance Bonds in respect of such Existing Performance Bonds.

         "EXISTING PERFORMANCE BOND RELEASE" means any Cash Collateral Release from or in respect of any of the Existing Performance Bonds (but excluding any Existing Performance Bond Escrow Account Releases).

         "EXPIRY DATE" means, for a Bond, the last day of its Term.

         "FACILITY" means the revolving facility made available under this Agreement as described in Clause 2 (The Facility).

         "FACILITY OFFICE" means the office or offices notified by a Bank to the Agent in writing on or before the date it becomes a Bank (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

         "FINANCE DOCUMENT" means this Agreement, any Accession Letter, the Security Agreement, the Security Trust and Intercreditor Deed, the Agency Fee Letter and any other document designated as such by the Agent and the Company.

         "FINANCE PARTY" means the Agent, the Security Trustee, an Issuing Bank or a Bank.

         "GROUP" means the Company and its Subsidiaries for the time being.

         "GUARANTOR" shall have the meaning ascribed thereto in the Senior Notes Indenture.

         "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

         "INDEMNIFYING COMPANY" means an Original Indemnifying Company or an Additional Indemnifying Company.

         "INDICATIVE HEADS OF TERMS" means the Indicative Non-Binding Heads of Terms in relation to, inter alia, the proposed Scheme dated 28 August 2002 as amended by an addendum dated 13 December 2002.

         "INITIAL CASH SECURITY " has the meaning ascribed thereto in Clause
         22.1 (Initial Cash Security).

         "INTEREST PERIOD" means, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.1 (Default interest).

         "INTERIM BONDING FACILITIES" means (1) the interim bonding facilities dated 10 May 2002 (as amended) between Barclays Bank PLC, HSBC Bank plc and JP Morgan Chase Bank and the Applicant providing for the issuance of surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees and other obligations of a like nature and (2) the temporary bonding facility dated 8 February 2002 between Barclays Bank PLC, HSBC Bank plc and the Applicant providing for the issuance of surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees or other obligations of a like nature.

         "INTERIM BONDING FACILITIES RELEASE" means any Cash Collateral Release from or in respect of the Interim Bonding Facilities.

         "INTERIM BONDING FACILITIES SECURITY AGREEMENTS" means the security over cash agreements dated 10 May 2002 and 29 October 2002 entered into between the Applicant and the Security Trustee.

         "ISSUING BANK" means an Original Issuing Bank and any other Bank which agrees to be designated by the Agent as an Issuing Bank under this Agreement.

         "JUNIOR NOTES INDENTURE" means the indenture pursuant to which the Junior Notes are issued.

         "JUNIOR NOTES" means the dollar denominated Guaranteed Junior Secured Notes due 2008 issued or to be issued by the Company plus any Junior PIK Notes.

         "JUNIOR PIK NOTES" means any Junior Notes issued or deemed to be issued and constituting interest paid in kind on outstanding Junior Notes (or on Junior PIK Notes).

         "LIBOR" means, in relation to any Unpaid Sum:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the currency or Interest Period of that Unpaid Sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Unpaid Sum and for a period comparable to the Interest Period for that Unpaid Sum.

         "LONG DATED BOND" has the meaning ascribed thereto in Clause 7.1 of Clause 7 (Long Dated Bonds).

         "MAJORITY BANKS" means:

         (a) until the Total Commitments have been reduced to zero, a Bank or Banks whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero and there are no Bonds then outstanding, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

         (b) at any other time, a Bank or Banks whose participations in the Bonds then outstanding aggregate more than 66 2/3% of all the Bonds then outstanding.

         "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

         "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

         (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

         (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

         The above rules will only apply to the last Month of any period.

         "NON-US SUBSIDIARY" has the meaning ascribed thereto in the Notes Indentures.

         "NOTES" means the Senior Notes and the Junior Notes issued or to be issued pursuant to the Notes Indentures.

         "NOTES INDENTURES" means the Senior Notes Indenture and the Junior Notes Indenture.

         "OBLIGOR" means the Applicant, the Company or an Indemnifying Company.

         "OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

         "ORIGINAL OBLIGOR" means the Applicant, the Company and each Original Indemnifying Company.

         "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

         "PARTY" means a party to this Agreement.

         "PROPORTION" means, in relation to a Bank in respect of any Bond, the proportion (expressed as a percentage) borne by that Bank's Available Commitment to the Available Facility immediately prior to the issue of that Bond, adjusted to reflect any assignment or transfer under this Agreement to or by that Bank.

         "QUARTER DATE" means the last Business Day in each of April, July, October and January, in each year.

         "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

         (a)      (if the currency is sterling) the first day of that period;

         (b) (if the currency is euro) two TARGET Days before the first day of that period; or

         (c) (for any other currency) two Business Days before the first day of that period,

         unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

         "REFERENCE BANKS" means the principal London offices of HSBC Bank plc and JPMorgan Chase Bank or such other banks as may be appointed by the Agent in consultation with the Company.

         "RELEVANT ACCOUNT" means each account of the Applicant with the Security Trustee denominated in the Base Currency, euro or dollars and designated as such by the Security Trustee (together with any substitute, replacement or sub-account in relation to such designated account).

         "RELEVANT INTERBANK MARKET" means the London interbank market.

         "REPEATING REPRESENTATIONS" means each of representations set out in Clause 20 (Representations) other than Clause 20.7 (No Filing or stamp taxes).

         "REPLACEMENT FACILITIES" shall have the meaning ascribed thereto in Clause 4.4 (Replacement Bonding Facilities).

         "SCHEME" means the compromise or arrangement between the Company and its creditors pursuant to Section 425 of the Companies Act 1985 implementing the restructuring contemplated by the Indicative Heads of Terms.

         "SCHEME EXPENSES BOND" means the Bond which may be issued under the Facility in favour of the plc Supervisors (as defined in the Scheme Implementation Deed) by HSBC Bank plc (as the Issuing Bank thereof) in respect of actual or potential Scheme Expenses (as defined in the Scheme Implementation Deed) incurred or to be incurred by the plc Supervisors (as defined in the Scheme Implementation Deed) .

         "SCHEME IMPLEMENTATION DEED" means the deed entered into or to be entered into between Marconi Plc, the Company, E-A Continental Limited, Ancrane Limited and certain other members of the Group in relation to, amongst other things, the implementation of the Scheme.

         "SCREEN RATE" means in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Banks.

         "SECURED CREDITOR" shall have the meaning ascribed thereto in the Security Trust and Intercreditor Deed.

         "SECURED OBLIGATIONS" has the meaning given to it in the Security Agreement.

         "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

         "SECURITY AGREEMENT" means the security over cash agreement of even date entered into between the Applicant and the Security Trustee.

         "SECURITY TRUST AND INTERCREDITOR DEED" means the security trust and intercreditor deed to be entered into between, among others, the STID Security Trustee, the Guarantors referred to therein, the Senior Note Trustee (as defined therein), the Junior Note Trustee (as defined therein) and the Agent.

         "SENIOR NOTES INDENTURE" means the indenture pursuant to which the Senior Notes are issued.

         "SENIOR NOTES" means the euro or dollar denominated Guaranteed Senior Secured Notes due 2008 issued or to be issued by the Company.

         "SPECIFIED TIME" means a time determined in accordance with Schedule 7 (Timetables).

         "STID SECURITY TRUSTEE" means the Security Trustee under and as defined in the Security Trust and Intercreditor Deed.

         "STID TRANSACTION SECURITY" means the Transaction Security as defined in the Security Trust and Intercreditor Deed.

         "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Companies Act 1985 as amended by section 144 of the Companies Act 1989.

         "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

         "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

         "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

         "TAXES ACT" means the Income and Corporation Taxes Act 1988.

         "TERM" means the period set out in the relevant Utilisation Request for which an Issuing Bank is under a liability under a Bond.

         "TOTAL COMMITMENTS" means the aggregate of the Commitments, being L50,000,000 at the date of this Agreement.

         "TRANSACTION SECURITY" means the Security granted to the Security Trustee under the Security Agreement.

         "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Company.

         "TRANSFER DATE" means, in relation to a transfer, the later of:

         (a)      the proposed Transfer Date specified in the Transfer
                  Certificate;

         (b)      the date on which the Agent executes the Transfer Certificate;
                  and

         (c) the date of receipt by the STID Security Trustee of the Agent/Trustee/New Bonding Facility Bank Accession Letter (as defined in the Security Trust and Intercreditor Deed) in accordance with clause 22.4 (Other Parties) of the Security Trust and Intercreditor Deed (or, if later, the date specified in such letter).

         "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

         "UTILISATION" means a utilisation of the Facility by way of the issue of a Bond.

         "UTILISATION DATE" means the date of a Utilisation, being the date on which a Bond is to be issued.

         "UTILISATION REQUEST" means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

         "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2      CONSTRUCTION

         1.2.1 Unless a contrary indication appears, any reference in this Agreement to:

                  (a) the "AGENT", the "SECURITY TRUSTEE", "any "FINANCE PARTY", any "ISSUING BANK", any "BANK", any "OBLIGOR" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

                  (b) "EURO" means the single currency unit of the Participating Member States; "L" and "STERLING" means the lawful currency of the United Kingdom and "$" and "DOLLARS" means the lawful currency of the United States of America;

                  (c) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

                  (d) if at any time any provision of the Finance Documents is to be construed, interpreted or otherwise to have effect by reference to any term (including any defined term) of the Notes Indentures (or either of them) and at such time the Notes Indentures have not been executed and/or delivered and/or taken legal effect as between the parties thereto, such provision of the Finance Documents shall (unless stated to the contrary) be construed, interpreted or take effect by reference to the relevant terms of the Draft Indenture Terms as if such draft terms were in full force and effect between the parties thereto;

                  (e) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership or two or more of the foregoing (whether or not having separate legal personality);

                  (f) an outstanding amount of a Bond at any time is the maximum amount that is or may be payable by the Applicant in respect of that Bond at that time;

                  (g) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                  (h) the "RELEVANT ISSUING BANK" means in relation to any Bond which has been or is to be issued, the Issuing Bank which has issued, is to issue or has been requested to issue that Bond;

                  (i) the "REPAYING", "REPAYMENT", "PREPAYING" or "PREPAYMENT" of a Bond means:

                           (i)      the provision of cash cover for that Bond;

                           (ii) the maximum amount payable under the Bond being reduced in accordance with its terms; or

                           (iii)    the Issuing Bank of that Bond being
                                    satisfied that it has no further liability under that Bond;

                           and the amount by which a Bond is repaid or prepaid under (i) and (ii) above is the amount of the relevant cash cover or reduction (but, save as provided under Clause 9.6 (Cash Cover), the provision of cash security pursuant to Clause 22 (Security undertakings) does not constitute the repayment or prepayment of a Bond); and

                  (j) the provision of "CASH COVER" for a Bond means the payment of an amount in the currency of the Bond to an interest-bearing account in the name of the Applicant and the following conditions are met:

                           (i) the account is with the Security Trustee, including any appropriate Relevant Account (if the cash cover is to be provided for all the Banks), or with a Bank (if the cash cover is to be provided for that Bank);

                           (ii) withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement until no amount is or may be outstanding under:

                                    (1)      in the case of cash cover paid to
                                             an account with the Security
                                             Trustee in circumstances where such
                                             cash cover is to be provided for
                                             all the Banks, any Bond; or

                                    (2)      in the case only of cash cover paid
                                             to an account with a Bank in
                                             circumstances where such cash cover
                                             is to be provided for that Bank
                                             only, that Bond,

                                    following which such restrictions shall not apply; and

                           (iii) interest shall accrue at such commercial rate and with such interest periods as the Security Trustee or the relevant Bank (as the case may be) shall specify from time to time on the credit balance of the account. All such interest shall be for the account of the Applicant and credited to the relevant account; and

                           (iv) the Applicant has executed a security document over that account (including, in respect of a Relevant Account, the Security Agreement), in form and substance satisfactory to the Security Trustee or the Finance Party with which that account is held, creating a first ranking security interest over that account.

                  (k) a provision of law is a reference to that provision as amended or re-enacted; and

                  (l)      a time of day is a reference to London time.

         1.2.2 Section, Clause and Schedule headings are for ease of reference only.

         1.2.3 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

         1.2.4 A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

1.3      THIRD PARTY RIGHTS

         1.3.1 Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "THIRD PARTIES ACT") to enforce or to enjoy the benefit of any term of this Agreement.

         1.3.2 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.       THE FACILITY

2.1      THE FACILITY

         Subject to the terms of this Agreement, the Banks make available to the Applicant a committed multicurrency revolving facility for the issue of Bonds in an aggregate amount equal to the Total Commitments.

2.2      FINANCE PARTIES' RIGHTS AND OBLIGATIONS

         2.2.1 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

         2.2.2 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

         2.2.3 A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3      EXTENSION OF THE FACILITY

         Prior to the expiry of the Availability Period, the Applicant shall have the right to request the Banks to extend the Availability Period once to a date falling no later than the date which is 30 Months after the Effective Date on the terms set forth in this Agreement and the other Finance Documents and, without accepting any obligation whatsoever to agree to such extension, each Bank agrees that it will in good faith consider whether or not it is prepared to agree to such extension. However in no event will any such extension of the

         Availability Period be made unless each Bank and each Issuing Bank has agreed to the same and the terms thereof.

3.       PURPOSE

3.1      PURPOSE

         The Facility is provided for the purpose (1) of supporting (directly or indirectly) obligations owed by Indemnifying Companies to third parties where such obligations are incurred in the ordinary course of the Group's trade or business (but not, for the avoidance of doubt, for the purpose of supporting any financing facilities of members of the Group other than any financing facilities which have been provided to members of the Group for the purpose of supporting directly obligations of members of the Group incurred in the ordinary course of the Group's trade or business (other than where such business includes the raising or incurrence of financial indebtedness) through the issue of surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees or other obligations of a like nature issued for such purpose) and (2) of issuing the Scheme Expenses Bond.

3.2      MONITORING

         No Finance Party is bound to monitor or verify the manner in which the Facility is utilised.

4.       CONDITIONS OF UTILISATION

4.1      INITIAL CONDITIONS PRECEDENT

         The Applicant may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part A (Conditions Precedent to Initial Utilisation) of Schedule 2 in form and substance satisfactory to the Agent. The Agent shall notify the Applicant, the Company and the Banks promptly upon being so satisfied.

4.2      FURTHER CONDITIONS PRECEDENT

         The Banks will only be obliged to comply with Clause 5.4 (Issue of Bonds) if on the date of the Utilisation Request and on the proposed Utilisation Date:

         4.2.1 no Default is continuing or would result from the proposed Utilisation; and

         4.2.2 the Repeating Representations to be made by the Company, the Applicant and the Indemnifying Company for whose account the relevant Bond has been requested to be issued are true in all material respects.

4.3      CONDITIONS RELATING TO OPTIONAL CURRENCIES

         4.3.1 A currency will constitute an Optional Currency in relation to a Utilisation if it is euro or dollars or:

                  (a) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

                  (b) it has been approved by the relevant Issuing Bank for that Utilisation on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

      4.3.2 If the Agent has received a written request from the Applicant for a currency to be approved under sub-clause 4.3.1(b) of this Clause 4.3, the Agent will confirm to the Applicant by the Specified Time whether or not the relevant Issuing Bank has granted its approval.

4.4   REPLACEMENT BONDING FACILITIES

      4.4.1 If the Company or any of its Subsidiaries enters into any Replacement New Bonding Facility Agreement as defined in and as permitted under the terms of the Notes Indentures (such facilities being "REPLACEMENT FACILITIES"), the Company will promptly notify the Agent of that fact in writing and provide a copy of the facility documentation relating to the Replacement Facilities to the Agent and the Agent will promptly notify the Banks of the same. On each occasion upon which any cash cover is provided by the Company or any of its Subsidiaries pursuant to the terms of any Replacement Facilities, the Company will promptly inform the Agent in writing of that fact and of the amount and currency of cash cover so provided.

      4.4.2 At any time after the Company or any of its Subsidiaries have entered into any Replacement Facilities, and regardless of whether or not the Company has cancelled the whole or any part of the Available Facility pursuant to Clause 9.3 (Voluntary Cancellation), the Banks will only be obliged to comply with Clause 5.4 (Issue of Bonds) if on the date of the Utilisation Request and on the proposed Utilisation Date, the Base Currency of all Initial Cash Security provided to the Security Agent since the Effective Date, together with the Base Currency Amount of the Initial Cash Security required to be provided in connection with the Bond requested in such Utilisation Request, together with the amount of all cash cover provided (or to be provided on or prior to the relevant Utilisation
            Date) in connection with any Replacement Facilities does not exceed L25,000,000 (and for the purposes of giving effect to the above provisions the Agent shall be entitled notionally to convert the amount of any cash cover provided under any Replacement Facilities in a currency other than the Base Currency into the Base Currency at the Agent's Spot Rate of Exchange on the day of delivery of the relevant Utilisation Request).

5.    UTILISATION

5.1   DELIVERY OF A UTILISATION REQUEST
      The Applicant may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request requesting the issue of a Bond by an Issuing Bank not later than the Specified Time. Further, but provided only that the relevant Issuing Bank has confirmed to the Applicant and the Agent that the Issuing Bank consents to the same, the Applicant may deliver a Utilisation Request later than the Specified Time.

5.2   COMPLETION OF A UTILISATION REQUEST

      5.2.1 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

            (a) the proposed Utilisation Date is a Business Day within the Availability Period;

            (b)   the currency and amount of the Utilisation comply with Clause
                  5.3 (Currency and amount);

            (c) the form of the Bond is attached and either (i) has been agreed by the relevant Issuing Bank (having regard to that Issuing Bank's formal internal policies at the relevant time, and to all relevant legal and regulatory restrictions) or (ii) in respect of the Scheme Expenses Bond only, is in substantially the form set out in Schedule 10 (Form of Scheme Expenses Bond);

            (d)   either:

                  (i) the Expiry Date of the Bond falls on or before 31 December 2010; or

                  (ii) the Expiry Date of the Bond falls after 31 December 2010 or the Bond is undated and, in each case, the relevant Issuing Bank and the Banks have agreed to the making of the Utilisation; or

                  (iii) in the case of the Scheme Expenses Bond only, (subject to the Applicant's right to request that such Bond be extended or renewed but not so that the Expiry Date thereof falls on a date which is later than 5 years from the Effective Date) the initial Expiry Date thereof falls on or before the date which is 15 months after the Effective Date;

            (e)   the delivery instructions for the Bond are specified;

            (f) the Bond is either the Scheme Expenses Bond or a Bond for the purpose of supporting (directly or indirectly) the obligations of an Indemnifying Company to a third party where such obligations are incurred in the ordinary course of the Group's trade or business, but not for the purpose of supporting any financing facility of a member of the Group other than any financing facilities which have been provided to members of the Group for the purpose of supporting directly obligations of members of the Group incurred in the ordinary course of the Group's trade or business (other than where such business includes the raising or incurrence of financial indebtedness) through the issue of surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees or other obligations of a like nature issued for such purpose; and

            (g) the identity of the beneficiary of the Bond is satisfactory to the relevant Issuing Bank (having regard to the relevant Issuing Bank's formal internal policies at the relevant time, and to all relevant legal and regulatory restrictions).

      5.2.2 Only one Utilisation may be requested in each Utilisation Request.

      5.2.3 If either the form, the identity of the beneficiary, or (in the case of a Bond to have an Expiry Date falling after 31 December 2010 or which is undated) the tenor of, a Bond which is requested to be issued has not been agreed or approved by the relevant Issuing Bank prior to the submission of the Utilisation Request for that Bond, and the relevant Issuing Bank does not agree or approve the form, the beneficiary or the tenor of the relevant Bond (as the case may be), the relevant Issuing Bank shall inform the Agent and the Agent will inform the Applicant of that fact not later than the Specified Time.

5.3   CURRENCY AND AMOUNT

      5.3.1 The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

      5.3.2 The amount of the proposed Bond must be such that its Base Currency Amount is less than or equal to the Available Facility, save that in the case of the Scheme Expenses Bond, the Base Currency Amount thereof shall not, in any case, be greater than the lesser of L2,000,000 or the Available Facility.

5.4   ISSUE OF BONDS

      5.4.1 If the conditions set out in this Agreement have been met and PROVIDED THAT the Applicant has complied with its obligations under Clause 22.1 (Initial Cash Security) with respect to the relevant Bond, the relevant Issuing Bank shall issue the relevant Bond on the Utilisation Date.

      5.4.2 The amount of each Bank's participation in each Bond will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the issue of the Bond.

      5.4.3 The Agent shall determine the Base Currency Amount of each Bond which is to be issued in an Optional Currency and shall notify (a) the Company of the Base Currency Amount of such Bond and (b) the relevant Issuing Bank and each Bank of the details of the requested Bond and the amount of its participation in that Bond, in each case by the Specified Time.

      5.4.4 A renewal or extension of a Bond shall be treated in the same manner as if the issue of a new Bond were being requested.

6.    REVALUATION OF BONDS

6.1 If any Bond is denominated in an Optional Currency, the Agent shall at six monthly intervals after the Effective Date recalculate the Base Currency Amount of that Bond by notionally converting into the Base Currency the outstanding amount of that Bond on the basis of the Agent's Spot Rate of Exchange on the date of calculation. The Agent shall promptly notify the Company of the amount so determined.

6.2 The Applicant shall, if requested by the Agent within 10 days of any calculation under Clause 6.1 of this Clause 6, ensure that within three Business Days sufficient Utilisations are prepaid to prevent the Base Currency Amount of the Utilisations exceeding the Total Commitments following any adjustment to a Base Currency Amount under Clause 6.1 of this Clause 6.

7.    LONG DATED BONDS

7.1 If an Issuing Bank issues a Bond with an Expiry Date falling after the last day of the Availability Period or an undated Bond which has not been repaid or prepaid in full on or prior to the last day of the Availability Period (each, a "LONG DATED BOND"), the Applicant (or the Company on its behalf) shall, no later than one month before the last day of the Availability Period, repay that Long Dated Bond. To the extent that the Applicant (or the Company on its behalf) wishes to repay such Long Dated Bonds by the provision of cash cover, it may, provided that it has given prior notice to the Security Trustee and the relevant Issuing Bank of that fact, request that the Base Currency Amount of any cash security provided pursuant to Clause 22 (Security Undertakings) standing to the credit of the Applicant in the Relevant Accounts and any other cash cover standing to the credit of the Applicant in an account with the Security Trustee for all the Banks which is in either case not required to collateralise any other obligation (whether actual or contingent) in respect of the Finance Documents or any other Bond ("EXISTING CASH COLLATERAL"), be taken into account in calculating the amount of cash cover so to be provided and only such additional amount of cash cover shall have to be paid to the Security Trustee as is necessary (when added to the amount of the Existing Cash Collateral) to ensure that the amount to be repaid in respect of such Long Dated Bonds has been provided in full.

7.2 in addition to any other form of repayment permitted by the terms of this Agreement, but PROVIDED THAT the relevant Issuing Bank has given its prior consent to the same, the Applicant (or the Company on its behalf) shall, for the purpose only of complying with its obligations under Clause 7.1 of this Clause 7 to repay any Long Dated Bond, also be entitled to procure the issuance of a letter of credit, indemnity or bank guarantee by an issuing institution acceptable to the relevant Issuing Bank and on terms and conditions acceptable to the relevant Issuing Bank in respect of the entire liability of that Issuing Bank under the relevant Long Dated Bond. In the event that the relevant Issuing Bank agrees to accept such a letter of credit, indemnity or bank guarantee and the same is duly issued to the relevant Issuing Bank, on the last day of the Availability Period each Bank shall, without the need for any further action by that Issuing Bank or any of the Banks, be released from the indemnity given to that Issuing Bank pursuant to sub-clause 8.3.2 of Clause 8.3 (Indemnities) of this Agreement in respect of any claim thereafter paid by that Issuing Bank under the relevant Long Dated Bond.

8.    BONDS

8.1   IMMEDIATELY PAYABLE

      If a Bond or any amount outstanding under a Bond is expressed to be immediately payable, the Applicant shall repay or prepay that amount immediately.

8.2   CLAIMS UNDER A LETTER OF CREDIT

      8.2.1 Each of the Applicant and each Indemnifying Company whose obligations are supported by a Bond (the "RELEVANT INDEMNIFYING COMPANY") irrevocably and unconditionally authorises the relevant Issuing Bank to pay any claim made or purported to be made under that Bond which appears on its face to be in order (a "CLAIM").

      8.2.2 The relevant Issuing Bank shall promptly notify the Applicant and the Relevant Indemnifying Company if a claim is made upon it under a Bond. The Applicant and the Relevant Indemnifying Company agree (on a joint and several basis) immediately on demand (or, if such Bond provides a time within which the relevant Issuing Bank must make payment in respect of a claim, no later than one Business Day before the last date on which the Issuing Bank must make such payment) to pay to the Agent for the relevant Issuing Bank an amount equal to the amount of any claim in respect of a Bond.

      8.2.3 Each of the Applicant and the Relevant Indemnifying Companies acknowledges that each Issuing Bank:

            (a) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

            (b) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

      8.2.4 The obligations of the Applicant and a Relevant Indemnifying Company under this Clause will not be affected by:

            (a) the sufficiency, accuracy or genuineness of any claim or any other document; or

            (b) any incapacity of, or limitation on the powers of, any person signing a claim or other document.

8.3   INDEMNITIES

      8.3.1 The Applicant and the Relevant Indemnifying Company shall (on a joint and several basis) within 3 Business Days of demand being made by the relevant Issuing Bank indemnify the relevant Issuing Bank against any cost, loss or liability incurred by that Issuing Bank (otherwise than by reason of that Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Bond.

      8.3.2 Subject to the provisions of Clause 7.1 of Clause 7 (Long Dated Bonds) and of sub-clause 9.7.2 of Clause 9 (Repayment, Prepayments and Cancellation), each Bank shall (according to its Proportion) immediately on demand indemnify the relevant Issuing Bank against any cost, loss or liability incurred by that Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Bond (unless that Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

      8.3.3 The Applicant and the Relevant Indemnifying Company shall (on a joint and several basis) within 3 Business Days of demand being made on it reimburse any Bank for any payment it makes to any Issuing Bank under this Clause 8.3 in respect of a Bond.

      8.3.4 The obligations of the Applicant, each Indemnifying Company and each Bank under this Clause 8 are continuing obligations and will extend to the ultimate balance of sums payable by that Applicant, Indemnifying Company or Bank in respect of any Bond, regardless of any intermediate payment or discharge in whole or in part.

      8.3.5 The obligations of the Applicant, each Indemnifying Company and any Bank under this Clause 8 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 8 (without limitation and whether or not known to it or any other person) including:

            (a) any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Bond or other person;

            (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

            (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Bond or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

            (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Bond or any other person;

            (e) any amendment (however fundamental) or replacement of a Finance Document, any Bond or any other document or security;

            (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Bond or any other document or security; or

            (g)   any insolvency or similar proceedings.

8.4   RIGHTS OF CONTRIBUTION

      No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 8.

8.5   ROLE OF THE ISSUING BANKS

      8.5.1 Nothing in this Agreement constitutes any Issuing Bank as a trustee or fiduciary of any other person.

      8.5.2 No Issuing Bank shall be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account.

      8.5.3 Each Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

      8.5.4 Each Issuing Bank may rely on:

            (a) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and



            (b) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

      8.5.5 Each Issuing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

      8.5.6 Each Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

      8.5.7 No Issuing Bank is responsible for:

            (a) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by that Issuing Bank or any other person given in or in connection with any Finance Document; or

            (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

8.6   EXCLUSION OF LIABILITY

      8.6.1 Without limiting sub-clause 8.6.2 of this Clause 8.6, no Issuing Bank will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

      8.6.2 No Party (other than an Issuing Bank) may take any proceedings against any officer, employee or agent of that Issuing Bank in respect of any claim it might have against that Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of that Issuing Bank may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

8.7   CREDIT APPRAISAL BY THE BANKS

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms to each Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document.

9.    REPAYMENT, PREPAYMENT AND CANCELLATION

9.1   ILLEGALITY

      If it becomes unlawful in any applicable jurisdiction for a Bank to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

      9.1.1 that Bank shall promptly notify the Agent upon becoming aware of that event;

      9.1.2 upon the Agent notifying the Company and the Applicant, the Commitment of that Bank will be immediately cancelled; and

      9.1.3 the Applicant shall (a) repay that Bank's participation in the Utilisations and/or (b) within three Business Days of notice being delivered by the Agent, repay that Bank's proportion of any Bond issued by any Issuing Bank or, if the illegality affects an Issuing Bank in its capacity as such, repay the whole of any Bond issued by that Issuing Bank, or, at the request of that Bank, take such other measures as may be reasonably practicable (without undue additional cost to that Obligor) to cure such unlawfulness, in each case on the date specified by the Bank in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

9.2   CHANGE OF CONTROL

      9.2.1 If a Change of Control (as defined in the Senior Notes Indenture or the Junior Note Indenture as in force on the Effective Date or, if prior to the Effective Date, as defined in the Draft Indenture Terms) occurs under the terms of the Senior Notes or the Junior Notes as in force on the Effective Date (or would have occurred if the relevant Notes had been outstanding on the such terms at the relevant time), the Company shall promptly notify the Agent upon becoming aware of that event and:

            (a)   the Agent shall if so directed by any Bank, by notice to the
                  Company:

                  (i) declare that the Commitment of that Bank is to be cancelled, and that Commitment shall be cancelled with effect from the day falling 45 days after such Change of Control (or, if such day is not a Business Day, the immediately following Business Day or, if such day would fall into a different calendar month, the immediately preceding Business Day); and/or

                  (ii) declare that full cash cover in respect of that Bank's participation under this Agreement in respect of each Bond is due and payable, and such cash cover shall become due and payable by the Applicant and each relevant Indemnifying Company on the day falling 45 days after such Change of Control (or, if such day is not a Business Day, the immediately following Business Day or, if such day would fall into a different calendar month, the immediately preceding Business Day); and

            (b) the Agent may, and shall if so directed by the Majority Banks, by notice to the Company:

                  (i) declare that the Total Commitments are to be cancelled and the Total Commitments shall be cancelled with effect from the day falling 45 days after such Change of Control (or, if such day is not a Business Day, the immediately following Business Day, or if such day would fall into a different calendar month, the immediately preceding Business Day); and/or

                  (ii) declare that full cash cover in respect of each Bond is due and payable, and such cash cover shall become due and payable by the Applicant and each relevant Indemnifying Company on the day falling 45 days after such Change of Control (or, if such day is not a Business Day, the immediately following Business Day or, if such day would fall into a different calendar month, the immediately preceding Business Day).

9.3   VOLUNTARY CANCELLATION

      The Applicant (or the Company on the Applicant's behalf) may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Banks may agree) prior notice, cancel the whole or any part (being a minimum amount of L5,000,000) of the Available Facility. Any cancellation under this Clause 9.3 shall reduce the Commitments of the Banks rateably.

9.4   RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE BANK

      9.4.1 If:

            (a) any sum payable to any Bank by an Obligor is required to be increased under sub-clause 14.2.3 of Clause 14.2 (Tax gross-up); or

            (b)   any Bank claims indemnification from the Company under Clause
                  14.3 (Tax indemnity) or Clause 15.1 (Increased costs),

            the Applicant (or the Company on behalf of the Applicant) may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Bank and its intention to procure the repayment of that Bank's participation in the Utilisations.

      9.4.2 On receipt of a notice referred to in sub-clause 9.4.1 of this Clause 9.4, the Commitment of that Bank shall immediately be reduced to zero.

      9.4.3 On the date specified by the Applicant (or the Company) in the notice under sub-clause 9.4.1 of this Clause 9.4, the Applicant shall repay that Bank's participation in each Utilisation.

9.5   RESTRICTIONS

      9.5.1 Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this

            Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

      9.5.2 Any prepayment under this Agreement shall be made together with accrued commission and fees on the amount prepaid and, without premium or penalty.

      9.5.3 No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

      9.5.4 If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Bank, as appropriate.

      9.5.5 For the avoidance of doubt, if any Bond has been repaid or prepaid in full (other than pursuant to the provisions of Clause 24.10 (Remedies)), and each of the conditions and requirements of Clause 4 (Conditions and Utilisation) and Clause 5 (Utilisation) are satisfied, the Base Currency amount of such Bond shall become available for re-utilisation pursuant and subject to the terms of this Agreement.

9.6   CASH COVER

      On any day where, pursuant to the terms of this Agreement, any Obligor is required or permitted to repay or prepay any Bond (or part thereof) by the provision of cash cover or otherwise to provide cash cover in respect of any Bond, other than (a) where such cash cover is not to be provided for all the Banks, (b) pursuant to Clause 6.2 or (c) (for the avoidance of doubt) pursuant to Clause 22 (Security Undertakings), the Base Currency Amount of cash security provided pursuant to Clause 22 (Security Undertakings) standing to the credit of the Applicant in the Relevant Accounts on that day shall be taken into account in calculating the amount of cash cover so to be provided and only such additional amount of cash cover shall have to be paid to the Security Trustee as is necessary (when added to the amount of cash security standing to the credit of the Applicant in the Relevant Accounts to be taken into account pursuant to the above provisions) to ensure that the amount otherwise to be repaid, prepaid or provided as cash cover (as the case may) has been provided in full.

9.7   DISPOSAL OF INDEMNIFYING COMPANIES

      9.7.1 The Company will not sell or dispose of any Equity Interests of any Indemnifying Company and shall procure that no Subsidiary of the Company will sell or dispose of any Equity Interests of any Indemnifying Company unless:

            (a) each Issuing Bank which has issued any Bond for the account of the relevant Indemnifying Company has given its prior consent to the same;

            (b) each Issuing Bank which has issued any Bond for the account of the relevant Indemnifying Company has released the relevant Indemnifying Company from its obligations under or in respect of the Finance Documents in accordance with the provisions of sub-Clause 9.7.2 below; or

            (c) such sale or disposal is made to the Company or to a Non-US Subsidiary and is permitted under the terms of the Notes Indentures (an "INTRA-GROUP DISPOSAL").

      9.7.2 In the event of any proposed sale or disposition of all of the Equity Interests of any Indemnifying Company, other than an Intra-Group Disposal, and provided also that, in the case of such sale or disposition of the Equity interests of an Indemnifying Company which is also a Guarantor, such sale or disposition is permitted pursuant to the terms of the Notes and/or the Notes Indentures, each relevant Issuing Bank shall release the relevant Indemnifying Company from its obligations under or in respect of the Finance Documents immediately prior to the time at which such sale or disposition is to become effective provided that each relevant Issuing Bank has at or prior to such time either received repayment in full in respect of each Bond issued by that Issuing Bank for the account of the relevant Indemnifying Company or, but only provided that the relevant Issuing Bank has given its prior consent to the same, the relevant Indemnifying Company (or the Applicant or the Company on its behalf) has procured the issuance of a letter of credit, indemnity or bank guarantee by an issuing institution acceptable to the relevant Issuing Bank and on terms and conditions acceptable to the relevant Issuing Bank in respect of the entire liability of that Issuing Bank under any Bond issued by that Issuing Bank for the account of the relevant Indemnifying Company. In the event that the relevant Issuing Bank agrees to accept such a letter of credit, indemnity or bank guarantee and the same is duly issued to the relevant Issuing Bank, on the date upon which the relevant sale or disposition becomes effective each Bank shall, without the need for any further action by that Issuing Bank or any of the Banks, be released from the indemnity given to the relevant Issuing Bank pursuant to sub-clause 8.3.2 of Clause 8.3 (Indemnities) of this Agreement in respect of any claim thereafter paid by that Issuing Bank under any Bond in respect of which it has accepted such letter of credit, indemnity or bank guarantee.

10.   DEFAULT INTEREST

10.1  DEFAULT INTEREST

      10.1.1 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate per annum equal to the applicable LIBOR plus 0.50% plus 2% plus the applicable Mandatory Cost (if any) for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.1 shall be immediately payable by the relevant Obligor on demand by the Agent.

      10.1.2 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.2  NOTIFICATION OF RATES OF INTEREST

      The Agent shall promptly notify the Banks and the Company of the determination of a rate of interest under this Agreement.

11.   CHANGES TO THE CALCULATION OF INTEREST

11.1  ABSENCE OF QUOTATIONS

      Subject to Clause 11.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2  MARKET DISRUPTION

      11.2.1 If a Market Disruption Event occurs in relation to an Unpaid Sum for any Interest Period, then the rate of interest on each Bank's share of that Unpaid Sum for the Interest Period shall be the rate per annum which is the sum of:

             (a)  0.50%;

             (b) the rate notified to the Agent by that Bank as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Bank of funding its participation in that Unpaid Sum from whatever source it may reasonably select; and

             (c) the Mandatory Cost, if any, applicable to that Bank's participation in the Unpaid Sum.

      11.2.2 In this Agreement "MARKET DISRUPTION EVENT" means:

             (a) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

             (b) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Bank or Banks (whose participations in an Unpaid Sum exceed 35 per cent. of that Unpaid Sum) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

11.3  ALTERNATIVE BASIS OF INTEREST OR FUNDING

      11.3.1 If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

      11.3.2 Any alternative basis agreed pursuant to sub-clause 11.3.1 of this Clause 11.3 shall, with the prior consent of all the Banks and the Company, be binding on all Parties.

12.   BREAK COSTS

12.1  PAYMENT

      The Applicant shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Unpaid Sum.

12.2  DETERMINATION

      Each Bank shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.   FEES

13.1  ARRANGEMENT FEE

      The Company shall on the date of this Agreement pay to the Agent for distribution to the Banks an arrangement fee in an amount equal to L1,000,000.

13.2  FRONTING FEE

      The Applicant shall pay to the Agent (for the account of the relevant Issuing Bank) in respect each Bond a fronting fee in the amount of 0.10% per annum on the outstanding amount (other than the relevant Issuing Bank's Proportion of that amount) of such Bond (but ignoring for the purposes of this Clause any repayment or prepayment of any such Bond by the provision of cash cover and also ignoring all payments of cash security pursuant to the requirements of Clause 22 (Security Undertakings)) for the period from its Utilisation Date until its Expiry Date. The fronting fee will be payable in arrears on each Quarter Date following the Utilisation Date in respect of the relevant Bond and on the Expiry Date of the relevant Bond (PROVIDED THAT in respect of any Long Dated Bond which has been repaid in accordance with Clause 7.1 of Clause 7 (Long Dated Bonds) and Clause 7.2 of Clause 7 (Long Dated Bonds), and in respect of any other Bond which has been repaid or prepaid in accordance with paragraphs (ii) or (iii) of sub-clause 1.2.1(i) of Clause 1.2 (Construction), such fee shall no longer be payable in respect of the period after such prepayment or repayment has been made).

13.3  BONDING FEE

      The Applicant shall pay to the Agent (for the account of each Bank) a bonding fee in the currency of the relevant Bond in the amount of 0.50% per annum on the outstanding amount of each Bond (but ignoring for the purposes of this Clause any repayment or prepayment of any such Bond by the provision of cash cover and also ignoring all payments of cash security pursuant to the requirements of Clause 22 (Security Undertakings)) for the period from (and including) the Utilisation Date until (but not including) the next Quarter Date, and on each subsequent Quarter Date prior to the Expiry Date of the Relevant Bond (PROVIDED THAT in respect of any Bond which has been repaid or prepaid in accordance with paragraph (ii) or (iii) of sub-clause 1.2.1(i) of Clause 1.2 (Construction) such fee shall no longer be payable in respect of the period after such prepayment or repayment has been made). This fee shall be distributed according to each Bank's Proportion of the relevant Bond (PROVIDED THAT in respect of any Long Dated Bond which has been duly repaid in accordance with Clause 7.1 of Clause 7

      (Long Dated Bonds) and Clause 7.2 of Clause 7 (Long Dated Bonds), such fee shall no longer be distributed to each Bank in respect of the period after such repayment has been made) and shall be payable in arrears on each Quarter Date following the Utilisation Date in respect of the relevant Bond and on the Expiry Date of the relevant Bond.

13.4  ISSUANCE FEE

      The Applicant shall pay to the Agent (for the account of the relevant Issuing Bank) on the Utilisation Date in respect of each Bond an issuance fee of L1,000 in respect of such Bond.

13.5  AGENCY FEE

      The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Agency Fee Letter.

14.   TAX GROSS UP AND INDEMNITIES

14.1  DEFINITIONS

      14.1.1 In this Agreement:

            "PROTECTED PARTY" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

            "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

            "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

            "TAX PAYMENT" means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

      14.1.2 Unless a contrary indication appears, in this Clause 14 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

14.2  TAX GROSS-UP

      14.2.1 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

      14.2.2 The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Finance Party shall notify the Agent on becoming so aware in respect of a payment payable to that Finance Party. If the Agent receives such notification from a Finance Party it shall notify the Company and that Obligor.

      14.2.3 If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

      14.2.4 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

      14.2.5 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3  TAX INDEMNITY

      14.3.1 The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

      14.3.2 Sub-clause 14.3.1 of this Clause 14.3 shall not apply:

             (a)  with respect to any Tax assessed on a Finance Party:

                  (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                  if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

             (b) to the extent a loss, liability or cost is compensated for by an increased payment under Clause 14.2 (Tax gross-up);

      14.3.3 A Protected Party making, or intending to make a claim under sub-clause 14.3.1 of this Clause 14.3 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

      14.3.4 A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4  TAX CREDIT

      If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

      14.4.1 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

      14.4.2 that Finance Party has obtained, utilised and retained that Tax Credit,

      the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5  STAMP TAXES

      The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.6  VALUE ADDED TAX

      14.6.1 All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

      14.6.2 Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

15.   INCREASED COSTS

15.1  INCREASED COSTS

      15.1.1 Subject to Clause 15.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a

             Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (b) compliance with any law or regulation made after the date of this Agreement.

      15.1.2 In this Agreement "INCREASED COSTS" means:

             (a) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

             (b)  an additional or increased cost; or

             (c) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2  INCREASED COST CLAIMS

      15.2.1 A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

      15.2.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3  EXCEPTIONS

      15.3.1 Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

             (a) attributable to a Tax Deduction required by law to be made by an Obligor;

             (b)  compensated for by Clause 14.3 (Tax indemnity);

             (c)  compensated for by the payment of the Mandatory Cost; or

             (d) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

      15.3.2 In this Clause 15.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 14.1 (Definitions).

16.   OTHER INDEMNITIES

16.1  CURRENCY INDEMNITY

      16.1.1 If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

             (a)  making or filing a claim or proof against that Obligor;

             (b) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

            that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

      16.1.2 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2  OTHER INDEMNITIES

      The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:



      16.2.1 the occurrence of any Event of Default; or

      16.2.2 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties).

16.3  INDEMNITY TO THE AGENT AND SECURITY TRUSTEE

      The Company shall promptly indemnify the Agent and the Security Trustee against any cost, loss or liability incurred by the Agent or the Security Trustee as a result of:

      16.3.1 investigating any event which it reasonably believes is a Default;
             or

      16.3.2 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.   MITIGATION BY THE BANKS

17.1  MITIGATION

      17.1.1 Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax gross-up and indemnities), Clause 15 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or to another bank or financial institution willing to participate in the Facility (PROVIDED THAT no Finance Party shall have any obligation to take any steps to identify any such other bank or financial institution).

      17.1.2 Sub-clause 17.1.1 of this Clause 17.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2  LIMITATION OF LIABILITY

      17.2.1 The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

      17.2.2 A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.   COSTS AND EXPENSES

18.1  TRANSACTION EXPENSES

      The Company shall promptly on demand pay the Agent and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by either of them in connection with the negotiation, preparation, printing, execution and syndication of:

      18.1.1 this Agreement and any other documents referred to in this Agreement; and

      18.1.2 any other Finance Documents executed after the date of this Agreement.

18.2  AMENDMENT COSTS

      If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Trustee in responding to, evaluating, negotiating or complying with that request or requirement.

18.3  ENFORCEMENT COSTS

      The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

19.   GUARANTEE AND INDEMNITY

19.1  GUARANTEE AND INDEMNITY

      The Company irrevocably and unconditionally:

      19.1.1 guarantees to each Finance Party punctual performance by each other Obligor of all of that Obligor's obligations under the Finance Documents;

      19.1.2 undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, the Company shall immediately on demand pay that amount as if it was the principal obligor; and

      19.1.3 indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

19.2  CONTINUING GUARANTEE

      This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3  REINSTATEMENT

      If any payment by an Obligor or any discharge given by a Finance Party under or in respect of any Finance Document (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

      19.3.1 the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

      19.3.2 each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

19.4  WAIVER OF DEFENCES

      The obligations of the Company under this Clause 19 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 including (without limitation and whether or not known to it or any Finance Party):

      19.4.1 any time, waiver or consent granted to, or composition with, any Obligor or other person;

      19.4.2 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

      19.4.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

      19.4.4 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

      19.4.5 any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

      19.4.6 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

      19.4.7 any insolvency or similar proceedings.

19.5  IMMEDIATE RECOURSE

      The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6  APPROPRIATIONS

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

      19.6.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

      19.6.2 hold in an interest-bearing suspense account any moneys received from the Company or on account of the Company's liability under this Clause 19.

19.7  DEFERRAL OF COMPANY'S RIGHTS

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Company will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

      19.7.1 to be indemnified by an Obligor;

      19.7.2 to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

      19.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

19.8  ADDITIONAL SECURITY

      This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

20.   REPRESENTATIONS

      Other than where expressly stated to the contrary, each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party on the date of this Agreement.

20.1  STATUS

      It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

20.2  BINDING OBLIGATIONS

      The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 26 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

20.3  NON-CONFLICT WITH OTHER OBLIGATIONS

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

      20.3.1 any law or regulation applicable to it;

      20.3.2 its constitutional documents; or

      20.3.3 any agreement or instrument binding upon it or any of its assets.

20.4  POWER AND AUTHORITY

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

20.5  VALIDITY AND ADMISSIBILITY IN EVIDENCE

      All Authorisations required or desirable:

      20.5.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

      20.5.2 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

      have been obtained or effected and are in full force and effect.

20.6  GOVERNING LAW AND ENFORCEMENT

      Subject to any reservations, qualifications or assumptions contained in any of the legal opinions delivered pursuant to paragraph 2, Part A (Conditions Precedent to Initial Utilisation), Schedule 2 or pursuant to paragraphs 7 and 8, Part B (Conditions Precedent Required to be Delivered by an Additional Obligor), Schedule 2 of this Agreement which are accepted by the Facility Agent:

      20.6.1 The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

      20.6.2 Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

20.7  NO FILING OR STAMP TAXES

      Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

20.8  NO DEFAULT

      (made only by the Company) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

20.9  SECURITY

      (made only by the Company and the Applicant) The Security expressed to be created under the Security Agreement constitutes a valid, first priority charge over the assets expressed to be charged thereunder.

20.10 REPETITION

      The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

      20.10.1 the date of each Utilisation Request and the first day of each Term; and

      20.10.2 in the case of an Additional Indemnifying Company, the day on which the company becomes (or it is proposed that the company becomes) an Additional Indemnifying Company.

21.   INFORMATION UNDERTAKINGS

21.1  FINANCIAL STATEMENTS

      The Company will provide to the Agent (in sufficient copies for all the Banks) certified copies of all information which is required to be delivered pursuant to the terms (as in force on the Effective Date) of the section headed "SEC Reports: Other Information of the Senior Notes Indenture (or which would be required to be delivered under such terms if any of the Notes were still outstanding) within the time periods specified in such section of the Senior Notes Indenture.

21.2  INFORMATION: MISCELLANEOUS

      The Company shall supply to the Agent (in sufficient copies for all the Banks, if the Agent so requests) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

21.3  NOTIFICATION OF DEFAULT

      21.3.1 Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

      21.3.2 Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that to the best of the Company's knowledge and belief (after making due and proper enquiry) no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.4  DURATION OF UNDERTAKINGS

      The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or in respect of any Bond or any Commitment is in force, provided that from the date that each Long Dated Bond has been duly repaid in accordance with Clause 7.1 of Clause 7 (Long Dated Bonds) or Clause 7.2 of Clause 7 (Long Dated Bonds):

      21.4.1 the undertakings set out in Clause 21.1 (Financial Statements), Clause 21.2 (Information: Miscellaneous) and sub-clause 21.3.2 of Clause 21.3 (Notification of Default) shall no longer have effect from the expiry of the Availability Period; and

      21.4.2 the undertaking set out in sub-clause 21.3.1 of Clause 21.3 (Notification of Default) shall continue to have effect but so that each Obligor shall only be under an obligation to notify the Agent of any Event of Default under Clause 24.6 (Insolvency) and Clause
             24.7 (Insolvency Proceedings) upon the terms set out in sub-clause
             21.3.1 of Clause 21.3 (Notification of Default).

22.   SECURITY UNDERTAKINGS

22.1  INITIAL CASH SECURITY

      As security for its obligations under the Finance Documents, the Applicant will by no later than 11 a.m. one day before the proposed date of issue of a Bond by an Issuing Bank deposit as cash security an amount equal to 50% of:

      22.1.1 in the case of any Bond to be denominated in the Base Currency, euro or dollars, the maximum face amount of such Bond (such deposit to be made in the currency of the relevant Bond); and

      22.1.2 in the case of a Bond to be denominated in an Optional Currency other than euro or dollars, the Dollar Amount of such Bond (such deposit to be made in dollars),

      in each case to the appropriate Relevant Account to be held by the Security Trustee under the terms of the Security Agreement (such cash security being "INITIAL CASH Security").

22.2 If any Initial Cash Security has been provided in respect of a Bond pursuant to sub-clause 22.1.2 of Clause 22.1 (Initial Cash Security), the Security Trustee shall at six monthly intervals after the Effective Date recalculate the Dollar Amount of that Bond and the Security Trustee shall promptly notify the Company of the amount so determined. If necessary, the Applicant shall within three Business Days of receiving such notification ensure that a further amount of dollars is deposited in the appropriate Relevant Account to ensure that the Security Trustee holds cash security which (when added to the Initial Cash Security provided in respect of the relevant Bond) is of a value equal to 50% of the Dollar Amount of all Bonds denominated in Optional Currencies other than euro or dollars (ignoring for this purpose cash cover provided in respect of such Bonds). In no event shall the Security Trustee be under any obligation to repay any amount of Initial Cash Security pursuant to this Clause.

22.3  ROLL-OVER OF INITIAL CASH SECURITY

      22.3.1 In the event that at any time during the Availability Period, an Issuing Bank is satisfied that it has no further liability under or in respect of a Bond issued by it (such Bond being a "DISCHARGED BOND"), if the Applicant so requests in the Utilisation Request for any other Bond to be issued on or after the date upon which such first Bond becomes a Discharged Bond, the Base Currency Amount of the Initial Cash Security in respect of the Discharged Bond standing to the credit of the Applicant in the Relevant Accounts on the day on which such new Bond is to be issued shall (unless the amount thereof has also been taken into account pursuant to Clause 9.6 (Cash Cover) for any other purpose pursuant to the provisions of this Agreement) be taken into account in calculating the amount of Initial Cash Security required to be provided in respect of the new Bond requested to be issued and only such additional amount of cash security shall have to be paid in to the Relevant Accounts as is necessary (when added to the Base Currency Amount of the Initial Cash Security in respect of the Discharged Bond to be taken into account pursuant to the above provisions) to ensure that the amount of Initial Cash Security in respect of the new Bond which would otherwise be required to be provided pursuant to Clause 22.1 (Initial Cash Security) has been provided in full.

      22.3.2 The amount of any Initial Cash Security in respect of a Discharged Bond taken into account pursuant to the provisions of sub-clause
             22.3.1 shall be taken into account once only (but for the avoidance of doubt, provided that the conditions set out in sub-clause 22.3.1 are met, the Initial Cash Security in respect of any new Bond, including any element thereof arising pursuant to the provisions of sub-clause 22.3.1, may be taken account of in a like manner should such new Bond in due course become a Discharged Bond).

22.4  FURTHER CASH SECURITY

      As further security for the obligations of the Applicant under the Finance Documents, the Applicant will ensure that the following additional amounts of cash security are from time to time promptly deposited in the Relevant Accounts to be held by the Security Trustee under the terms of the Security Agreement:

      22.4.1 all Existing Performance Bond Releases, but only to the extent required by, and in accordance with the terms of the Escrow Agreement and the Notes Indentures;

      22.4.2 all Existing Performance Bond Releases, in but only to the extent required by, and in accordance with, the terms of the Notes Indentures; and

      22.4.3 all Interim Bonding Facilities Releases, but only to the extent required by, and in accordance with, the terms of Notes Indentures.

22.5 The Applicant's obligations to provide cash security in accordance with Clause 22.1 (Initial Cash Security) and Clause 22.4 (Further Cash Security) are and shall be without prejudice to any other obligation of the Company, the Applicant or any Indemnifying Company to provide any other cash cover pursuant to the terms of this Agreement.

22.6  INTEREST

      Interest shall accrue on the balance standing to the credit of each Relevant Account at such commercial rate and with such interest periods as the Security Trustee shall specify from time to time. All such interest on a Relevant Account shall be for the account of the Applicant and be credited to that Relevant Account.

23.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or in respect of any Bond or any Commitment is in force.

23.1  AUTHORISATIONS

      Each Obligor shall promptly:

      23.1.1 obtain, comply with and do all that is necessary to maintain in full force and effect; and

      23.1.2 supply certified copies to the Agent of,

      any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

23.2  COMPLIANCE WITH LAWS

      Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

23.3  APPLICANT TO BE SPECIAL PURPOSE VEHICLE

      The Applicant shall not trade or carry on any business, own any assets or incur any liabilities except (a) for those contemplated by the Finance Documents, (b) pursuant to the Interim Bonding Facilities or any Replacement Facilities (and the related collateral in respect thereof),
      (c) for loans provided to the Applicant by other members of the Group the proceeds of which are or have been applied by the Applicant in providing cash cover or Initial Cash Security pursuant to the terms of this Agreement or the Interim Bonding Facilities, (d) for the guarantees and Security to be granted by it pursuant to the Notes and the Notes Indentures and (e) for and in connection with the carrying out of such activities necessary to or directly incidental to the maintenance of its corporate existence.

24.   EVENTS OF DEFAULT

      Each of the events or circumstances set out in Clause 24 is an Event of Default save that (a) PROVIDED THAT all Long Dated Bonds have been repaid in accordance with Clause 7.1 of Clause 7 (Long Dated Bonds) and Clause
      7.2 of Clause 7 (Long Dated Bonds), the occurrence of any of such events or circumstances after the expiry of the Availability Period (excluding the events and circumstances set out in Clause 24.1 (Non-payment), 24.6 (Insolvency) or 24.7 (Insolvency proceedings) shall not constitute an Event of Default and (b) none of the events and circumstances set out in Clause 24.6 (Insolvency) or Clause 24.7 (Insolvency Proceedings) shall of itself constitute an Event of Default where such event or circumstance arises solely and directly as a consequence of the implementation of the Scheme.

24.1  NON-PAYMENT

      An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place, and time and in the currency in which it is expressed to be payable unless:

      24.1.1 its failure to pay is caused by administrative or technical error; and

      24.1.2 payment is made within 3 Business Days of its due date.

24.2  SECURITY

      Any requirement of Clause 22 (Security undertakings) is not satisfied.

24.3  OTHER OBLIGATIONS

      24.3.1 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Security)).

      24.3.2 No Event of Default under sub-clause 24.3.1 of this Clause 24.3 in relation will occur if the failure to comply is capable of remedy and is remedied within 5 Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

24.4  MISREPRESENTATION

      Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

24.5  CROSS DEFAULT

      Any Event of Default (as defined in the Senior Notes Indenture or the Junior Notes Indenture as in force on the Effective Date) occurs under the terms of any of the Senior Notes or the Junior Notes as in force on the Effective Date (or would have occurred if the relevant Notes had been outstanding on such terms at the relevant time).

24.6  INSOLVENCY

      24.6.1 The Company or the Applicant is unable or admits its inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

      24.6.2 The value of the assets of the Company or the Applicant is less than its liabilities (taking into account contingent and prospective liabilities).

      24.6.3 A moratorium is declared in respect of any indebtedness of the Company or the Applicant.

24.7  INSOLVENCY PROCEEDINGS

      Any corporate action, legal proceedings or other procedure or step is taken in relation to:

      24.7.1 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company or the Applicant;

      24.7.2 a composition, assignment or arrangement with any creditor of the Company or the Applicant;

      24.7.3 the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Company or the Applicant or any of its assets; or

      24.7.4 enforcement of any Security over any assets of the Company or the Applicant,

      or any analogous procedure or step is taken in any jurisdiction, save that the above provisions do not apply to (a) the mere presentation of a statutory demand against the Company or the Applicant or the presentation of a petition for the winding-up of the Company or the Applicant by a creditor provided that the same is contested in good faith and with due diligence and is discharged or struck out within 30 days of the presentation thereof or (b) (for the avoidance of doubt) the set-off against or appropriation by the Security Trustee or any Bank of any moneys standing to the credit of any Relevant Account or other account with the Security Trustee or any Bank into which cash cover has been paid pursuant to the terms of the Security Agreement or the security document relating to that account in circumstances where such set-off or appropriation is made in satisfaction of the liabilities of the Applicant or any Relevant Indemnifying Company under sub-clause 8.2.2 of Clause 8.2 (Claims under a Letter of Credit) or sub-clause 8.3.2 of Clause 8.3 (Indemnities).

24.8  UNLAWFULNESS

      It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

24.9  REPUDIATION

      An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

24.10 REMEDIES

      On and at any time after the occurrence of an Event of Default which is continuing:

      24.10.1 the Agent shall if so directed by any Bank, by notice to the
              Company:

              (a) cancel the Commitment of that Bank whereupon that Commitment shall immediately be cancelled; and/or

              (b) declare that full cash cover in respect of that Bank's participation under this Agreement in respect of each Bond is immediately due and payable whereupon it shall become immediately due and payable by the Applicant and each Indemnifying Company; and

      24.10.2 the Agent may, and shall if so directed by the Majority Banks, by notice to the Company:

              (a) cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

              (b) declare that full cash cover in respect of each Bond is immediately due and payable whereupon it shall become immediately due and payable by the Applicant and each Indemnifying Company.

25.   CHANGES TO THE BANKS

25.1  ASSIGNMENTS AND TRANSFERS BY THE BANKS

      Subject to this Clause 25, a Bank (the "EXISTING BANK") may:

      25.1.1 assign any of its rights; or

      25.1.2 transfer by novation any of its rights and obligations,

      under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW BANK").

25.2  CONDITIONS OF ASSIGNMENT OR TRANSFER

      25.2.1 The consent of each Issuing Bank is required for an assignment or transfer by a Bank.

      25.2.2 An assignment will only be effective on receipt by the Agent of written confirmation from the New Bank (in form and substance satisfactory to the Agent) that the New Bank will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Bank.

      25.2.3 A transfer will only be effective if all the procedures set out in Clause 25.5 (Procedure for transfer) are complied with.

      25.2.4 If:

             (a) a Bank assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

             (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Bank or Bank acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs), then the New Bank or Bank acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Bank or Bank acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3  ASSIGNMENT OR TRANSFER FEE

      The New Bank shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of L1,000.

25.4  LIMITATION OF RESPONSIBILITY OF EXISTING BANKS

      25.4.1 Unless expressly agreed to the contrary, an Existing Bank makes no representation or warranty and assumes no responsibility to a New Bank for:

             (a) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

             (b)  the financial condition of any Obligor;

             (c) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

             (d) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

             and any representations or warranties implied by law are excluded.

      25.4.2 Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

             (a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

             (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

      25.4.3 Nothing in any Finance Document obliges an Existing Bank to:

             (a) accept a re-transfer from a New Bank of any of the rights and obligations assigned or transferred under this Clause 25; or

             (b) support any losses directly or indirectly incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5  PROCEDURE FOR TRANSFER

      25.5.1 Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with sub-clause 25.5.2 of this Clause 25.5 when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Bank and the New Bank. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this

             Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

      25.5.2 The Existing Bank shall at the same time as it delivers to the Agent the Transfer Certificate, as required under sub-clause 25.5.1 of this Clause 25.5,

             (i)  send to the Company a copy of such Transfer Certificate, and

             (ii) deliver to the STID Security Trustee a duly completed
                  Agent/Trustee/New Bonding Facility Bank Accession Letter (as defined in the Security Trust and Intercreditor Deed) as a New Bonding Facility Bank (as defined in the Security Trust and Intercreditor Deed) pursuant to clause 22.4 (Other Parties) of the Security Trust and Intercreditor Deed.

      25.5.3 On the Transfer Date:

             (a) to the extent that in the Transfer Certificate the Existing Bank seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

             (b) each of the Obligors and the New Bank shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Bank have assumed and/or acquired the same in place of that Obligor and the Existing Bank;

             (c) the Agent, the Security Trustee, the Issuing Banks, the New Bank and other Banks shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Bank been an Original Bank with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Bank shall each be released from further obligations to each other under the Finance Documents; and

             (d)  the New Bank shall become a Party as a "Bank".

25.6  DISCLOSURE OF INFORMATION

      25.6.1 Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents ("CONFIDENTIAL INFORMATION"). However, a Finance Party is entitled to disclose information:

             (a) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

             (b)  in connection with any legal or arbitration proceedings;

             (c)  if required to do so under any law or regulation;

             (d) to a governmental, banking, taxation or other regulatory authority;

             (e)  to its professional advisers;

             (f)  to any Secured Creditor and any member of the Group;

             (g)  to the extent allowed under sub clause 25.6.2 below; or

             (h)  with the agreement of the relevant Obligor.

      25.6.2 Any Finance Party may also disclose to any of its Affiliates and any other person:

             (a) to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

             (b) with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor;

      any Confidential Information as that Finance Party shall consider appropriate if the person to whom the information is to be given has entered into a Confidentiality Undertaking.

26.   CHANGES TO THE OBLIGORS

26.1  ASSIGNMENTS AND TRANSFER BY OBLIGORS

      No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2  ADDITIONAL INDEMNIFYING COMPANIES

      26.2.1 The Company may request that any of its wholly owned Subsidiaries which is a Non-US Subsidiary becomes an Additional Indemnifying Company. That Subsidiary shall become an Additional Indemnifying Company if:

             (a) the Company delivers to the Agent a duly completed and executed Accession Letter;

             (b) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Indemnifying Company; and

             (c) the Agent has received all of the documents and other evidence listed in Part B (Conditions precedent required to be delivered by an Additional Obligor) of Schedule 2 in relation to that Additional Indemnifying Company, each in form and substance satisfactory to the Agent.

      26.2.2 The Agent shall notify the Company and the Banks promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part B (Conditions precedent required to be delivered by an Additional Obligor) of Schedule 2.

26.3  REPETITION OF REPRESENTATIONS

      Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations to be given by it are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.   ROLE OF THE AGENT AND THE SECURITY TRUSTEE

27.1  APPOINTMENT OF THE AGENT

      27.1.1 Each other Finance Party appoints the Agent to act as its agent and the Security Trustee to act as its security trustee under and in connection with the Finance Documents, including (but without limitation), in the case of the Agent, to enter into the Security Trust and Intercreditor Deed as a "DEBT REPRESENTATIVE" (as defined in the Security Trust and Intercreditor Deed).

      27.1.2 Each other Finance Party authorises the Agent and the Security Trustee to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Trustee under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2  DUTIES OF THE AGENT

      27.2.1 The Agent and the Security Trustee shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or the Security Trustee for that Party by any other Party.

      27.2.2 Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Trustee is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

      27.2.3 If the Agent or the Security Trustee receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

      27.2.4 If the Agent or the Security Trustee is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party under this Agreement it shall promptly notify the other Finance Parties.

      27.2.5 The Agent's and Security Trustee's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3  NO FIDUCIARY DUTIES

      27.3.1 Except as expressly set out herein nothing in this Agreement constitutes the Agent or the Security Trustee as a trustee or fiduciary of any other person.

      27.3.2 Neither the Agent nor the Security Trustee shall be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account.

27.4  BUSINESS WITH THE GROUP

      The Agent and the Security Trustee may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.5  RIGHTS AND DISCRETIONS OF THE AGENT AND SECURITY TRUSTEE

      27.5.1 The Agent and the Security Trustee may rely on:

             (a) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

             (b) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

      27.5.2 Each of the Agent and the Security Trustee may assume (unless it has received notice to the contrary in its capacity as agent or security trustee for the Banks) that:

             (a) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

             (b) any right, power, authority or discretion vested in any Party or the Majority Banks has not been exercised; and

             (c) any notice or request made by the Company or the Applicant (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

      27.5.3 The Agent and the Security Trustee may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

      27.5.4 Each of the Agent and the Security Trustee may act in relation to the Finance Documents through its personnel and agents.

      27.5.5 Each of the Agent and the Security Trustee may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under this Agreement.

      27.5.6 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Security Trustee is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.6  MAJORITY BANKS' INSTRUCTIONS

      27.6.1 Unless a contrary indication appears in a Finance Document, each of the Agent and the Security Trustee shall (a) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Banks (or, if so instructed by the Majority Banks, refrain from exercising any right, power, authority or discretion vested in it as agent or security trustee) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Banks.

      27.6.2 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Banks will be binding on all the Finance Parties.

      27.6.3 Each of the Agent and the Security Trustee may refrain from acting in accordance with the instructions of the Majority Banks (or, if appropriate, the Banks) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

      27.6.4 In the absence of instructions from the Majority Banks, (or, if appropriate, the Banks) each of the Agent and the Security Trustee may act (or refrain from taking action) as it considers to be in the best interest of the Banks.

      27.6.5 Neither the Agent nor the Security Trustee is authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.7  RESPONSIBILITY FOR DOCUMENTATION

      Neither the Agent nor the Security Trustee:

      27.7.1 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, an Obligor or any other person given in or in connection with any Finance Document; or

      27.7.2 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.8  EXCLUSION OF LIABILITY

      27.8.1 Without limiting sub-clause 27.8.2 of this Clause 27.8, neither the Agent nor the Security Trustee will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

      27.8.2 No Party (other than the Agent or the Security Trustee) may take any proceedings against any officer, employee or agent of the Agent or the Security Trustee in respect of any claim it might have against the Agent or the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Security Trustee may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

      27.8.3 Neither the Agent nor the Security Trustee will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Trustee if the Agent or the Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Trustee for that purpose.

27.9  BANKS' INDEMNITY TO THE AGENT

      Each Bank shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and the Security Trustee, within three Business Days of demand, against any cost, loss or liability incurred by the Agent or Security Trustee (otherwise than by reason of the Agent's or Security Trustee's gross negligence or wilful misconduct) in acting as Agent or Security Trustee under the Finance Documents (unless the Agent or Security Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

27.10 RESIGNATION OF THE AGENT AND SECURITY TRUSTEE

      27.10.1 Each of the Agent and the Security Trustee may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

      27.10.2 Alternatively the Agent or Security Trustee may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Banks (after consultation with the Company) may appoint a successor Agent or Security Trustee.

      27.10.3 If the Majority Banks have not appointed a successor Agent or Security Trustee in accordance with sub-clause 27.10.2 of this Clause 27.10 within 30 days after notice of resignation was given, the Agent or Security Trustee (after consultation with the Company) may appoint a successor Agent or Security Trustee (acting through an office in the United Kingdom).

      27.10.4 The retiring Agent or Security Trustee shall, at its own cost, make available to the successor Agent or Security Trustee such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent or Security Trustee under the Finance Documents.

      27.10.5 The Agent's or Security Trustee's resignation notice shall only take effect upon the appointment of a successor.

      27.10.6 Upon the appointment of a successor, the retiring Agent or Security Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27. Its

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              successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

      27.10.7 After consultation with the Company, the Majority Banks may, by notice to the Agent or Security Trustee, require it to resign in accordance with sub-clause 27.10.2 of this Clause 27.10. In this event, the Agent or Security Trustee shall resign in accordance with sub-clause 27.10.2 of this Clause 27.10.

27.11 CONFIDENTIALITY

      27.11.1 In acting as agent or security trustee for the Finance Parties, the Agent or Security Trustee shall be regarded as acting through its agency or trustee division which shall be treated as a separate entity from any other of its divisions or departments.

      27.11.2 If information is received by another division or department of the Agent or Security Trustee, it may be treated as confidential to that division or department and the Agent or Security Trustee shall not be deemed to have notice of it.

27.12 RELATIONSHIP WITH THE BANKS

      27.12.1 Each of the Agent and Security Trustee may treat each Bank as a Bank, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Bank to the contrary in accordance with the terms of this Agreement.

      27.12.2 Each Bank shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

27.13 CREDIT APPRAISAL BY THE BANKS

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms to the Agent and the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

      27.13.1 the financial condition, status and nature of each member of the Group;

      27.13.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      27.13.3 whether that Bank has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

      27.13.4 the adequacy, accuracy and/or completeness of any information provided by the Agent or the Security Trustee, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.14 REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

27.15 AGENT'S AND SECURITY TRUSTEE'S MANAGEMENT TIME

      Any amount payable to the Agent or Security Trustee under Clause 16.3 (Indemnity to the Agent and Security Trustee), Clause 18 (Costs and expenses) and Clause 27.9 (Banks' indemnity to the Agent) shall include the cost of utilising the Agent's and Security Trustee's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Trustee may notify to the Company and the Banks, and is in addition to any fee paid or payable to the Agent and Security Trustee under Clause 13 (Fees).

27.16 DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT OR SECURITY TRUSTEE If any Party owes an amount to the Agent or Security Trustee under the Finance Documents the Agent or Security Trustee may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or Security Trustee would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.17 TRUST

      The Security Trustee declares that it shall hold the Transaction Security on trust for the Finance Parties on the terms contained in this Agreement. Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or the Security Agreement (and no others shall be implied).

27.18 NO INDEPENDENT POWER

      The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Agreement except through the Security Trustee.

27.19 SECURITY TRUSTEE'S ACTIONS

      Subject to the provisions of this Clause 27:

      27.19.1 the Security Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Finance Parties; and

      27.19.2 at any time after receipt by the Security Trustee of notice from the Agent directing the Security Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Trustee may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

27.20 NO RESPONSIBILITY TO PERFECT TRANSACTION SECURITY

      The Security Trustee shall not be liable for any failure to:

      27.20.1 require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the property subject to the Transaction Security;

      27.20.2 obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

      27.20.3 register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

      27.20.4 take, or to require any of the Obligors to take, any steps to perfect its title to any of the property subject to the Transaction Security or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

      27.20.5 require any further assurances in relation to any of the Transaction Security Documents.

27.21 CUSTODIANS AND NOMINEES

      The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person PROVIDED THAT the Security Trustee has acted with due care in appointing such custodian or nominee.

27.22 REFRAIN FROM ILLEGALITY

      The Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Trustee may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

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27.23 WINDING UP OF TRUST

      If the Security Trustee, with the approval of the Majority Banks, determines that (a) all of the obligations secured by the Security Agreement have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (actual or contingent) to provide financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under the Security Agreement.

27.24 PERPETUITY PERIOD

      The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

27.25 POWERS SUPPLEMENTAL

      The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Acts 1925 and 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

27.26 DISAPPLICATION

      Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Acts 1925 and 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

27.27 DELEGATION

      27.27.1 The Security Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

      27.27.2 The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions as the Security Trustee may think fit in the interests of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

27.28 ORDER OF APPLICATION

      Subject to the terms of the Security Trust and Intercreditor Deed, all monies from time to time received or recovered by the Security Trustee in connection with the realisation or enforcement of all or any part of the Transaction Security or recovered from the STID Security Trustee in connection with the realisation or enforcement of the STID Transaction Security shall be held by the Security Trustee on trust to apply them at such times as the Security Trustee sees fit, to the extent permitted by applicable law, in the following order of priority:

      27.28.1 in discharging any sums owing to the Security Trustee (in its capacity as Security Trustee);

      27.28.2 in payment to the Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 30.5 (Partial payments).

      27.28.3 if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Trustee is obliged to pay in priority to any Obligor; and

      27.28.4 the balance, if any, in payment to the relevant Obligor.

27.29 INVESTMENT OF PROCEEDS

      Prior to the application of the proceeds of the Transaction Security in accordance with Clause 27.28 (Order of Application) the Security Trustee may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee or Agent with such financial institution (including itself) for so long as the Security Trustee thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Trustee's discretion in accordance with the provisions of this Clause.

27.30 CURRENCY CONVERSION

      27.30.1 For the purpose of or pending the discharge of any of the Secured Obligations the Security Trustee may convert any monies received or recovered by the Security Trustee from one currency to another, at the spot rate at which the Security Trustee is able to purchase the currency in which the Secured Obligations are due with the amount received.

      27.30.2 The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

27.31 PERMITTED DEDUCTIONS

      The Security Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the property charged under the Security Agreement, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under any Finance Document).

27.32 DISCHARGE OF SECURED OBLIGATIONS

      27.32.1 Any payment to be made in respect of the Secured Obligations by the Security Trustee may be made to the Agent on behalf of the Banks and that payment shall be a good discharge to the extent of that payment, to the Security Trustee.

      27.32.2 The Security Trustee is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

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28.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement will:

      28.1.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      28.1.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

      28.1.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.   SHARING AMONG THE FINANCE PARTIES

29.1  PAYMENTS TO FINANCE PARTIES

      If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

      29.1.1 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

      29.1.2 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

      29.1.3 the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2  REDISTRIBUTION OF PAYMENTS

      The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.5 (Partial payments).

29.3  RECOVERING FINANCE PARTY'S RIGHTS

      29.3.1 On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

      29.3.2 If and to the extent that the Recovering Finance Party is not able to rely on its rights under sub-clause 29.3.1 of this Clause 29.3, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4  REVERSAL OF REDISTRIBUTION

      If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

      29.4.1 each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

      29.4.2 that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Bank for the amount so reimbursed.

29.5  EXCEPTIONS

      29.5.1 This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

      29.5.2 A Recovering Finance Party is not obliged to share with any other Bank any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

             (a) it notified that other Finance Party of the legal or arbitration proceedings; and

             (b) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

30.   PAYMENT MECHANICS

30.1  PAYMENTS TO THE AGENT OR SECURITY TRUSTEE

      30.1.1 On each date on which an Obligor or a Bank is required to make a payment under a Finance Document, that Obligor or Bank shall make the same available to the Agent or Security Trustee (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent or Security Trustee as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      30.1.2 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent or Security Trustee specifies.

30.2  DISTRIBUTIONS BY THE AGENT

      Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Bank, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

30.3  DISTRIBUTIONS TO AN OBLIGOR

      The Agent or Security Trustee may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4  CLAWBACK


      30.4.1 Where a sum is to be paid to the Agent or Security Trustee under the Finance Documents for another Party, the Agent or Security Trustee is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

      30.4.2 If the Agent or Security Trustee pays an amount to another Party and it proves to be the case that the Agent or Security Trustee had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent or Security Trustee shall on demand refund the same to the Agent or Security Trustee together with interest on that amount from the date of payment to the date of receipt by the Agent or Security Trustee, calculated by the Agent or Security Trustee to reflect its cost of funds.

30.5  PARTIAL PAYMENTS

      30.5.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

             (a) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Issuing Banks under the Finance Documents;

             (b) SECONDLY, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

             (c) THIRDLY, in or towards payment pro rata of any principal or indemnity payment in respect of a Bond due but unpaid under this Agreement; and

             (d) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

      30.5.2 The Agent shall, if so directed by the Majority Banks, vary the order set out in sub-clause 30.5.1(b) to 30.5.1(d).

      30.5.3 Sub-clause 30.5.1 and 30.5.2 of this Clause 30.5 will override any appropriation made by an Obligor.

30.6  NO SET-OFF BY OBLIGORS

      All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7  BUSINESS DAYS

      30.7.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      30.7.2 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8  CURRENCY OF ACCOUNT

      30.8.1 Subject to sub-clauses 30.8.2 to 30.8.5 of this Clause 30.8, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

      30.8.2 Unless expressly indicated to the contrary, a repayment of a Bond or Unpaid Sum or a part of a Bond or Unpaid Sum shall be made in the currency in which that Bond or Unpaid Sum is denominated on its due date.

      30.8.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

      30.8.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

      30.8.5 Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.9  CHANGE OF CURRENCY

      30.9.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

             (a) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

             (b) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

      30.9.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.   SET-OFF

      A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.   NOTICES

32.1  COMMUNICATIONS IN WRITING

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2  ADDRESSES

      The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      32.2.1 in the case of the Company or the Applicant, that identified with its name below;

      32.2.2 in the case of each Bank or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

      32.2.3 in the case of the Agent and the Security Trustee, that identified with its name below,

      or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

32.3  DELIVERY

      32.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

             (a)  if by way of fax, when received in legible form; or

             (b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

      32.3.2 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent or Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security Trustee's signature below (or any substitute department or officer as the Agent or Security Trustee shall specify for this purpose).

      32.3.3 All notices from or to an Obligor shall be sent through the Agent or Security Trustee.

      32.3.4 Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

32.4  NOTIFICATION OF ADDRESS OR FAX NUMBER

      Promptly upon receipt of notification of an address or fax number or change of address or fax number telex number pursuant to Clause 32.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

32.5  ELECTRONIC COMMUNICATION

      32.5.1 Any communication to be made between the Agent and a Bank under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Bank:

             (a) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

             (b) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

             (c) notify each other of any change to their address or any other such information supplied by them.

      32.5.2 Any electronic communication made between the Agent and a Bank will be effective only when actually received in readable form and in the case of any electronic communication made by a Bank to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

32.6  ENGLISH LANGUAGE

      32.6.1 Any notice given under or in connection with any Finance Document must be in English.

      32.6.2 All other documents provided under or in connection with any Finance Document must be:

             (a)  in English; or

             (b) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.   CALCULATIONS AND CERTIFICATES

33.1  ACCOUNTS

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3  DAY COUNT CONVENTION

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.   AMENDMENTS AND WAIVERS

36.1  REQUIRED CONSENTS

      36.1.1 Subject to Clause 36.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Banks and the Company and any such amendment or waiver will be binding on all Parties.

      36.1.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

36.2  EXCEPTIONS

      36.2.1 An amendment or waiver that has the effect of changing or which relates to:

             (a)  the definition of "Majority Banks" in Clause 1.1
                  (Definitions);

             (b) an extension to the date of payment of any amount under the Finance Documents;

             (c) a reduction in the amount of any payment of principal, interest, fees or commission payable;

             (d)  an increase in or an extension of any Commitment;

             (e) a change to the Obligors other than in accordance with Clause 26 (Changes to the Obligors);

             (f) any provision which expressly requires the consent of all the Banks;

             (g) Clause 2.2 (Finance Parties' rights and obligations), Clause 22 (Security undertakings), Clause 25 (Changes to the Banks) or this Clause 36,

             shall not be made without the prior consent of all the Banks.

      36.2.2 An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or an Issuing Bank may not be effected without the consent of the Agent, the Security Trustee or that Issuing Bank.

37.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

38.   GOVERNING LAW

      This Agreement is governed by English law.

39.   ENFORCEMENT

39.1  JURISDICTION

      39.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

      39.1.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

      39.1.3 This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2  SERVICE OF PROCESS

      Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

      39.2.1 irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

      39.2.2 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1





                              THE ORIGINAL PARTIES

                                     PART A

                           THE ORIGINAL ISSUING BANKS

HSBC Bank plc
JP Morgan Chase Bank

                                     PART B


                               THE ORIGINAL BANKS












Name of Original Bank                                          Commitment
                                                               [L]
HSBC Bank plc                                                  25,000,000
JP Morgan Chase Bank                                           25,000,000

                                     PART C






                       THE ORIGINAL INDEMNIFYING COMPANIES

NAME OF ORIGINAL INDEMNIFYING COMPANIES                                     COMPANY NO.

Marconi Corporation plc (in respect of the Scheme Expenses Bond only)       00067307
Albany Partnership Limited                                                  03049168
GPT Special Project Management Limited                                      02984211
Marconi Communications China Limited                                        02956293
Marconi Communications GmbH                                                 HRB1563
Marconi Communications International Limited                                00464439
Marconi Communications Ltd                                                  00703317
Marconi Communications SpA                                                  01168770996
Marconi International SpA                                                   01201400999
Metapath Software International Limited                                     02436108
Marconi Mobile Access SpA                                                   02008610301
Marconi Sud SpA                                                             04159131004

                                   SCHEDULE 2



                              CONDITIONS PRECEDENT

                                     PART A

                   CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.    ORIGINAL OBLIGORS

(a)   A copy of the constitutional documents of each Original Obligor.

(b)   A copy of a resolution of the board of directors of each Original Obligor:

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

      (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certificate of the Company (signed by a director) confirming that guaranteeing the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on the Company to be exceeded.

(e) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.    LEGAL OPINIONS

(a) A legal opinion of Clifford Chance LLP, legal advisers to the Agent in England, substantially in the form distributed to the Original Banks prior to signing this Agreement.

(b) If an Original Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Agent in the relevant jurisdiction, substantially in the form distributed to the Original Banks prior to signing this Agreement.

3.    OTHER DOCUMENTS AND EVIDENCE

(a) Evidence that any process agent referred to in Clause 39.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)   Evidence that the Effective Date has occurred.

(e) Executed original copies of all Finance Documents and of all documents to be delivered thereunder.

(f) A copy, certified by an authorised signatory of the Applicant as being correct, complete and in full force and effect of each of the Notes Indentures.

                                     PART B

                       CONDITIONS PRECEDENT REQUIRED TO BE
                       DELIVERED BY AN ADDITIONAL OBLIGOR

1. An Accession Letter, duly executed by the Additional Obligor and the Company.

2.    A copy of the constitutional documents of the Additional Obligor.

3.    A copy of a resolution of the board of directors of the Additional
      Obligor:

      (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

      (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

      (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part B of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

6. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

7. A legal opinion of Clifford Chance LLP, legal advisers to the Agent in England.

8. If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Agent in the jurisdiction in which the Additional Obligor is incorporated.

9. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 39.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

                                   SCHEDULE 3

                               UTILISATION REQUEST

From: [Applicant]

To:   [Agent]

Dated:

Dear Sirs

                       [COMPANY] - [ ] FACILITY AGREEMENT
                           DATED [ ] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to arrange for a Bond to be issued by [-] as Issuing Bank on the following terms:

     Proposed Utilisation Date:         [         ] (or, if that is not a
                                        Business Day, the next Business Day)
     Currency of Bond:                  [        ]
     Amount:                            [         ] or, if less, the Available
                                        Facility
     Term:                              [             ]
     Type of Bond:                      [             ]
     Beneficiary of Bond:               [             ]
     [Correspondent Bank:](1)

3. The Bond is for a purpose specified in Clause 3.1 (Purpose) of the Agreement and the relevant Indemnifying Company is [o].

4. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

5.    We attach a copy of the proposed Bond.

6. [We request that L[ ] of the Initial Cash Security provided for us in respect of Discharged Bonds, which has not already been treated as Initial Cash Security in respect of any other Bond, be counted towards the Initial Cash Security to be provided by us in respect of the Bond requested pursuant to the Utilisation Request.]

7. [We confirm that the form of/Beneficiary of/Optional Currency of/(if relevant) the tenor of the proposed Bond has been previously approved by the relevant Issuing Bank](2)

-------------
(1) Insert where relevant

(2) Only if relevant matter has been pre-approved.

8.    The Bond is to be delivered to [-].

9.    This Utilisation Request is irrevocable.

                                Yours faithfully


                     ---------------------------------------
                            authorised signatory for
                                   [Applicant]

SCHEDULE 4

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent. This percentage will be certified by that Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

      (a)   in relation to a sterling Loan:

                  AB + C(B - D) + E x 0.01
                  ------------------------  per cent. per annum
                       100 - (A + C )

      (b)   in relation to a Loan in any currency other than sterling:


                              E x 0.01
                         -----------------  per cent. per annum
                                300

      Where:

      A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

      B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in sub-clause 10.1.1 of Clause 10.1 (Default Interest)) payable for the relevant Interest Period on the Loan.

      C is the percentage (if any) of Eligible Liabilities which that Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

      D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

      E is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per L1,000,000.

5.    For the purposes of this Schedule:

      (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      (b) "FEES RULES" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

      (c) "FEE TARIFFS" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

      (d) "TARIFF BASE" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per L1,000,000 of the Tariff Base of that Reference Bank.

8. Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

      (a)   the jurisdiction of its Facility Office; and

      (b) any other information that the Agent may reasonably require for such purpose.

      Each Bank shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Bank for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

13. The Agent may from time to time, after consultation with the Parent and the Banks, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATES

To:   [           ] as Agent

From: [The Existing Bank] (the "EXISTING BANK") and [The New Bank] (the
      "NEW BANK")

Dated:

                       [COMPANY] - [ ] FACILITY AGREEMENT
                           DATED [ ] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.    We refer to Clause 25.5 (Procedure for transfer):

      (a) The Existing Bank and the New Bank agree to the Existing Bank transferring to the New Bank by novation all or part of the Existing Bank's Commitment, rights and obligations referred to in the
            Schedule in accordance with Clause 25.5 (Procedure for transfer).

      (b)   The proposed Transfer Date is [           ].

      (c) The Facility Office and address, fax number and attention details for notices of the New Bank for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

3. The New Bank expressly acknowledges the limitations on the Existing Bank's obligations set out in sub-clause 25.4.3 of Clause 25.4 (Limitation of responsibility of Existing Banks).

4. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.    This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [insert relevant details]
   [Facility Office address, fax number and attention details for notices and account details for payments,]



      [Existing Bank]                   [New Bank]
      By:                               By:


      This Transfer Certificate is accepted by the Agent and the Transfer
      Date is confirmed as [           ].

      [Agent]

      By:

                                   SCHEDULE 6

                            FORM OF ACCESSION LETTER

To:   [                   ] as Agent

From: [Subsidiary] and [Company]

Dated:

Dear Sirs

                       [COMPANY] - [ ] FACILITY AGREEMENT
                           DATED [ ] (THE "AGREEMENT")

1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2. [Subsidiary] agrees to become an Additional Indemnifying Company and to be bound by the terms of the Agreement as an Additional Indemnifying Company pursuant to Clause 26.2 (Additional Indemnifying Companies) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.    [Subsidiary's] administrative details are as follows:

      Address:

      Fax No:

      Attention:

4.    This Accession Letter is governed by English law.

     [Company]                             [Subsidiary]

                                   SCHEDULE 7

                                   TIMETABLES

                                                SPECIFIED TIME
                                                --------------
Agent notifies the Application if a                  D - 4
currency is approved as an Optional                11.00 am
Currency in accordance with Clause
4.3 (Conditions relating to Optional
Currencies)

Delivery of a duly completed                         D - 3
Utilisation Request (Clause 5.1)                   11.00 am
(Delivery of a Utilisation Request
for Bonds)

Agent notifies the Application if                    D - 1
the form, beneficiary or tenor of                  11.00 am
the Bond is not approved in
accordance with sub-clause 5.2.3 of
Clause 5.2 (Completion of a
Utilisation Request)

Agent determines (in relation to a                   D - 1
Utilisation) the Base Currency                       Noon
Amount of the Bond, if required
under Clause 5.4 (Issue of Bonds)
and notifies the Issuing Bank and
the Banks of the Bond in accordance
with Clause 5.4 (Issue of Bonds)

D     =     Utilisation Date

D-x   =     Business Days prior to Utilisation Date

                                   SCHEDULE 8

                     FORM OF LMA CONFIDENTIALITY UNDERTAKING

                          [LETTERHEAD OF EXISTING BANK]

To:

                                                 [insert name of Potential
                                                 New Bank]


Re:   THE AGREEMENT

APPLICANT: Marconi Bonding Limited
DATE:  [  ] 2003
AMOUNT: L50,000,000
AGENT: HSBC Bank plc


Dear Sirs

We understand that you are considering acquiring an interest in the Agreement (the "ACQUISITION"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.    CONFIDENTIALITY UNDERTAKING

      You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(c) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.    PERMITTED DISCLOSURE

      We agree that you may disclose Confidential Information:

      (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

      (b) subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group in each case so long as that person has delivered a letter to you in equivalent form to this letter; and

      (c) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.    NOTIFICATION OF REQUIRED OR UNAUTHORISED DISCLOSURE

      You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(c) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.    RETURN OF COPIES

      If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(c) above.

5.    CONTINUING OBLIGATIONS

      The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.    NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

      You acknowledge and agree that:

      (a) neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "RELEVANT PERSON") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

      (b) we or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.    NO WAIVER; AMENDMENTS, ETC

      This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8.    INSIDE INFORMATION

      You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.    NATURE OF UNDERTAKINGS

      The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group.

10.   THIRD PARTY RIGHTS

      (a) Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the "THIRD PARTIES ACT") to enforce or to enjoy the benefit of any term of this letter.

      (b) The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

      (c) The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11.   GOVERNING LAW AND JURISDICTION

      (a) This letter (including the agreement constituted by your acknowledgement of its terms) is governed by English law.

      (b) The parties submit to the non-exclusive jurisdiction of the English courts.

12.   DEFINITIONS

      In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

      "CONFIDENTIAL INFORMATION" means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

      "GROUP" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

      "PERMITTED PURPOSE" means considering and evaluating whether to enter into the Acquisition; and

      "PURCHASER GROUP" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

      Please acknowledge your agreement to the above by signing and returning the enclosed copy.

      Yours faithfully



      -----------------------------------

      For and on behalf of

      [Existing Bank]

      To:   [Existing Bank ]
            and the Applicant


      We acknowledge and agree to the above:

      -----------------------------------

      For and on behalf of

      [POTENTIAL NEW BANK]

                                   SCHEDULE 9

                              DRAFT INDENTURE TERMS

                                  SCHEDULE 10

                          FORM OF SCHEME EXPENSES BOND

                                   SIGNATURES

THE APPLICANT

MARCONI BONDING LIMITED

By:              THOMAS CHARLES REILLY SHEPHERD

Address:         New Century Park
                 P.O. Box 53
                 Coventry  CV3 1HY

Fax:             020 7656 7000

THE COMPANY

MARCONI CORPORATION PLC
By:              MARY ANGELA SKELLY

Address:         44 Hartswood Road
                 London  W12 9NF

THE ORIGINAL ISSUING BANKS

HSBC BANK PLC
By:              IAN McMILLAN

Address:         8 Canada Square
                 London  E14 5HQ

Fax:             020 7991 4346

JP MORGAN CHASE BANK
By:              MIKE WHARRAD
Address:         125 London Wall
                 London  EC2Y 5AJ

Fax:             020 7777 3459

THE ORIGINAL BANKS

HSBC BANK PLC
By:              IAN McMILLAN

Address:         8 Canada Square
                 London  E14 5HQ

Fax:             020 7991 4346

JP MORGAN CHASE BANK
By:              MIKE WHARRAD

Address:         125 London Wall
                 London  EC2Y 5AJ

Fax:             020 7777 3459

THE AGENT

HSBC BANK PLC
By:              MARK HEPTINSTALL

Address:         8 Canada Square
                 London  E14 5HQ

Fax:             020 7991 4346

THE SECURITY TRUSTEE

HSBC BANK PLC
By:              MARK HEPTINSTALL

Address:         8 Canada Square
                 London  E14 5HQ

Fax:             020 7991 4346

ORIGINAL INDEMNIFYING COMPANIES

MARCONI CORPORATION PLC
By:              MARY ANGELA SKELLY

Address:         44 Hartswood Road
                 London  W12 9NF

ALBANY PARTNERSHIP LIMITED
By:              THOMAS CHARLES REILLY SHEPHERD

Address:         New Century Park
                 P.O. Box 53
                 Coventry  CV3 1HY

Fax:             020 7656 7000

GPT SPECIAL PROJECT MANAGEMENT LIMITED
By:              THOMAS CHARLES REILLY SHEPHERD

Address:         New Century Park
                 P.O. Box 53
                 Coventry  CV3 1HY

Fax:             020 7656 7000

MARCONI COMMUNICATIONS CHINA LIMITED
By:              THOMAS CHARLES REILLY SHEPHERD

Address:         New Century Park
                 P.O. Box 53
                 Coventry  CV3 1HY

Fax:             020 7656 7000

MARCONI COMMUNICATIONS GMBH
By:              MICHEAL GARTNER AND STEFFEN DICK

Address:         Geberstrasse 33
                 71522 Backnang,
                 Germany

Fax:             + 49 7191 13 2007

MARCONI COMMUNICATIONS INTERNATIONAL LIMITED
By:              THOMAS CHARLES REILLY SHEPHERD

Address:         New Century Park
                 P.O. Box 53
                 Coventry  CV3 1HY

Fax:             020 7656 7000

MARCONI COMMUNICATIONS LTD
By:              THOMAS CHARLES REILLY SHEPHERD

Address:         New Century Park
                 P.O. Box 53
                 Coventry  CV3 1HY

Fax:             020 7656 7000

MARCONI COMMUNICATIONS SPA
By:              MARY ANGELA SKELLY

Address:         44 Hartswood Road
                 London  W12 9NF

MARCONI INTERNATIONAL SPA
By:              MARY ANGELA SKELLY

Address:         44 Hartswood Road
                 London  W12 9NF

METAPATH SOFTWARE INTERNATIONAL LIMITED
By:              THOMAS CHARLES REILLY SHEPHERD

Address:         New Century Park
                 P.O. Box 53
                 Coventry  CV3 1HY

Fax:             020 7656 7000

MARCONI MOBILE ACCESS SPA
By:              MARY ANGELA SKELLY

Address:         44 Hartswood Road
                 London  W12 9NF

MARCONI SUD SPA
By:              MARY ANGELA SKELLY

Address:         44 Hartswood Road
                 London  W12 9NF

                                                                  CONFORMED COPY

                                  HSBC BANK PLC

                               AS SECURITY TRUSTEE

                                       AND

                             MARCONI BONDING LIMITED

                                   AS COMPANY


                          SECURITY OVER CASH AGREEMENT

                                                 CONTENTS

CLAUSE                                                                        PAGE
1. Definitions And Interpretation............................................  1
2. Charge....................................................................  2
3. Accounts And Deposits.....................................................  2
4. Effectiveness Of Security.................................................  5
5. Company's Rights And Undertakings.........................................  6
6. Further Assurance.........................................................  7
7. Power Of Attorney.........................................................  7
8. Subsequent Interests......................................................  7
9. Miscellaneous Clauses.....................................................  7

                          SECURITY OVER CASH AGREEMENT

THIS AGREEMENT is made on 27 March 2003

BETWEEN

(1) HSBC BANK PLC (the "SECURITY TRUSTEE") of Poultry, London EC2P 2BX and fax number 020 7260 4800; and

(2) MARCONI BONDING LIMITED (the "APPLICANT") of New Coventry Park, PO Box 53, Coventry, Warwickshire CV3 1HJ and fax number 0247 656 5333 (registered number 3818628).

WHEREAS

(A) Pursuant to the terms of the Bonding Facility Agreement (as defined below) and at the request of the Applicant, the Issuing Banks have agreed to grant the Applicant a revolving bonding facility.

(B) The Applicant has agreed to indemnify the Issuing Banks in respect of any liability which the Issuing Banks incur under the Bonding Facility Agreement.

(C) As security for its obligations under the Finance Documents, the Applicant has agreed to place cash deposits with the Security Trustee as trustee for and on behalf of the Issuing Banks and the Banks.

IT IS HEREBY AGREED that the cash deposits placed by the Applicant with the Security Trustee shall be held pursuant and subject to the following terms and conditions:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, terms defined in, and the principles of interpretation set out in, the Bonding Facility Agreement shall, unless otherwise provided herein, apply to this Agreement.

1.2      In this Agreement:

         "ACCOUNTS" means each account of the Applicant with the Security Trustee and designated as a "Cash Collateral Security Account" by the Security Trustee (together with any substitute, replacement or sub-account in relation to such designated account).

         "ACCOUNT BALANCE" means, in relation to an Account, the total sum standing to the credit of such Account (including all amounts in respect of earnings on such Account which have been credited thereto).

         "BONDING FACILITY AGREEMENT" means the L50,000,000 committed multicurrency revolving bonding facility agreement of even date entered into between (inter alios) HSBC Bank plc and the Applicant.

         "COLLATERAL RIGHTS" means all rights, powers and remedies of the Security Trustee provided by or pursuant to this Agreement or by law.

         "DEPOSIT" means each sum from time to time standing to the credit of an Account (including all amounts in respect of earnings on such Account which have been credited thereto).

         "ESCROW BANK" means the financial institution appointed as escrow bank in respect of the accounts to be operated pursuant to the Escrow Agreement.

         "MANDATORY REDEMPTION ESCROW ACCOUNT" has the meaning given thereto in the Escrow Agreement.

         "SECURED OBLIGATIONS" means all obligations owing to the Finance Parties (in their capacity as such) by the Applicant under or pursuant to the Finance Documents whether present or future, actual or contingent, as principal or as surety.

1.3 In this Agreement, any reference to (a) a "Clause" is, unless otherwise stated, a reference to a Clause hereof and (b) "this Agreement", "the Finance Document " or the "Bonding Facility Agreement" is a reference to this Agreement, the Finance Document or the Bonding Facility Agreement (as applicable) as amended, varied or supplemented from time to time. Clause headings are for ease of reference only.

2.       CHARGE

2.1 The Applicant charges the Accounts and the Deposits, with full title guarantee, by way of first fixed charge, in favour of the Security Trustee (as trustee for and on behalf of all the Finance Parties on the terms set out in the Bonding Facility Agreement) for the payment and discharge of all of the Secured Obligations.

2.2 This Agreement shall constitute notice to the Security Trustee of the charge referred to in Clause 2.1.

3.       ACCOUNTS AND DEPOSITS

3.1 If all or any part of the Secured Obligations are due and payable but unpaid, the Security Trustee shall be entitled (but shall, to the extent reasonably practicable, give prior notice of the same to the Applicant) to set-off or transfer all or part of the Account Balances (or any of them) in or towards satisfaction of such amount which has become due and payable PROVIDED THAT when discharging any part of the Secured Obligations pursuant to this Clause 3.1, such liability shall be set off against or transferred from:

         3.1.1 firstly, the Account Balance (if any) of the Account denominated in the currency of the relevant Secured Obligation; and

         3.1.2 thereafter, against the Account Balance of any other Account (applying such commercial rate of exchange as the Security Trustee shall reasonably determine).

3.2 Subject to Clause 3.3, except with the Security Trustee's prior written consent, each Deposit in an Account shall be maintained on the terms that it shall mature on (but not before) the earlier of:

         3.2.1 the first time at which the Security Trustee reasonably determines (and the Security Trustee shall make such determination promptly upon a request by the Applicant) that
                  (a) there are no outstanding Secured Obligations and (b) no Finance Party is under any obligation or liability (whether actual or contingent) under the Finance Documents or the Bonds;

         3.2.2 the close of business in London on the date on which all or any part of any Secured Obligations shall have become due and payable and shall not have been paid upon becoming so due and payable, but in any case where only part of the Secured Obligations have become due and payable, then only such part of the Deposits as corresponds to the amount of the Secured Obligations as have become due and payable shall so mature;

         3.2.3 the close of business in London on the last day of the Availability Period, PROVIDED THAT (a) all Long Dated Bonds have been repaid in accordance with clause 7.1 or clause 7.2 of the Bonding Facility Agreement and (b) no Finance Party is under any other obligation or liability (whether actual or contingent) under the Finance Documents or the Bonds which has not been fully collateralised by the provision of cash cover (as defined in the Bonding Facility Agreement), in which case such amount of the relevant Deposits as is equal to the amount of all Deposits then held by the Security Trustee LESS (i) the amount of the Deposits as corresponds to the face value of all Long Dated Bonds which have been prepaid in accordance with clause 7.1 of the Bonding Facility by the provision of cash cover (as defined in the New Bonding Agreement) and (ii) the amount of Deposits held as collateral in respect of any other obligations or liabilities (actual or contingent) under the Finance Documents or the Bonds shall so mature;

         3.2.4 in circumstances where, after the expiry of the Availability Period, the relevant Issuing Bank is satisfied that it has no further liability under or in respect of a Long Dated Bond which has been repaid in accordance with clause 7.1 of the Bonding Facility by the provision of cash cover (as defined in the Bonding Facility Agreement) (a "TERMINATED BOND"), and provided that (a) all other Long Dated Bonds have been repaid in accordance with clause 7.1 or 7.2 of the Bonding Facility Agreement and (b) no Finance Party is under any other obligation or liability (whether actual or contingent) under the Finance Documents or the Bonds which has not been fully collateralised by the provision of cash cover (as defined in the Bonding Facility Agreement), the close of business in London on the day on which such Long Dated Bond becomes a Terminated Bond, in which case only such amount of the relevant Deposits as corresponds to the face value of the relevant Long Dated Bond shall so mature;

         3.2.5 at any other time, PROVIDED THAT the aggregate Base Currency amount of all cash security provided pursuant to clause 22 (Security Undertakings) of the Bonding Facility Agreement and all other cash cover (as defined in the Bonding Facility Agreement) provided generally pursuant to the terms of the Bonding Facility Agreement standing to the credit of the Accounts and any other account held with the Security Trustee (as referred to in paragraph (j) of sub-clause 1.2.1 of Clause
                  1.2 (Construction) of the Bonding Facility Agreement), together with all interest earned on and credited to the Accounts and/or those account, exceeds the lesser of (i) L50,000,000 or (ii) the Total Commitments under the Bonding Facility Agreement (such excess amount being a "COLLATERAL EXCESS"), in which case only the amount of such Collateral Excess shall so mature, so that, at such time as such Deposit (or the relevant part thereof) shall mature (or at any time thereafter), it (or the relevant part thereof) shall become repayable to the Applicant subject to (a) any rights of set-off, combination or consolidation in respect of such Deposit which the Security Trustee may be entitled to exercise either under this Agreement or at law and (b) the provisions of Clause 3.6.

         In any case where any Deposit or any part thereof is to mature in accordance with sub-Clauses 3.2.3 or 3.2.4, the Deposit or Deposits (or part or parts thereof) which shall so mature shall first be those on the Account or Accounts denominated in the currency of the relevant Long Dated Bond and, thereafter, to the extent that there are insufficient Deposits in such Account or Accounts or if there is no such Account, on any other Account (applying such commercial rate of exchange as the Security Trustee shall reasonably determine).

3.3 Notwithstanding Clauses 3.1 and 3.2, in circumstances where the Applicant is entitled to request a roll-over of the Initial Cash Security provided in respect of a Discharged Bond pursuant to, and in accordance with the provisions of clause 22.3 (Roll-over of Initial Cash Security) of the Bonding Facility Agreement, but subject to any rights of set off or transfer which the Security Trustee has already exercised or is entitled to exercise pursuant to Clause 3.1, the relevant amount of the relevant Deposit or Account Balance (as appropriate) in the relevant Account shall be capable of being and may be transferred to another Account to stand as security in respect of another Bond to be issued pursuant to the Bonding Facility Agreement, (and for this purpose, the Security Trustee is authorised to any enter into any currency exchange transactions as may be necessary).

3.4 If the Applicant fails to fulfil its indemnity obligations under clause 8 of the Bonding Facility Agreement by close of business in London on the day upon which such indemnity obligations are required to be fulfilled in any case where only part of the Secured Obligations have become due and payable then only so much of the relevant Deposit shall mature as equals the amount to be indemnified by the Applicant pursuant to clause 8 of the Bonding Facility Agreement.

3.5 Save for any second ranking security granted pursuant to the terms of the Notes Indentures for the benefit of the holders of the Notes, as contemplated pursuant to the terms of the Security Trust and Intercreditor Deed or the Escrow Agreement or (otherwise) with the Security Trustee's prior written consent, no right, title or interest in relation to any Account or any Deposit or to this Agreement shall be
         (a) capable of assignment or other disposal or (b) the subject of (and the Applicant shall not permit to exist) any security or other third party interest other than the security created pursuant to this Agreement.

3.6 To the extent that the Company is under any obligation pursuant to the terms of the Escrow Agreement and/or the Notes Indentures to procure that any Deposit (or any part thereof) is upon maturity to be deposited into the Mandatory Redemption Escrow Account, the Applicant hereby authorises the Security Trustee (but without imposing any obligation upon the Security Trustee) to pay over the amount of such Deposit (or the relevant part thereof) to the Escrow Bank to be so deposited into the Mandatory Redemption Escrow Account and any such payment by the Security Trustee shall constitute a good discharge towards the Applicant in respect of such Deposit (or the relevant part thereof).

4.       EFFECTIVENESS OF SECURITY

4.1 The security constituted and the rights, powers and remedies provided by this Agreement shall be cumulative, in addition to and independent of every other security which the Security Trustee may at any time hold for the Secured Obligations or any rights, powers and remedies of the Security Trustee provided by law (each such right, power and remedy under this Agreement and at law being a "COLLATERAL RIGHT").

4.2 This Agreement shall remain in full force and effect as a continuing arrangement unless and until the Security Trustee discharges it. Upon the maturity of all Deposits pursuant to sub-clause 3.2.1 and PROVIDED THAT (a) there are no outstanding Secured Obligations and (b) no Finance Party is under any obligation or liability (whether actual or contingent) under the Finance Documents or the Bonds, the Security Trustee shall, on the Applicant's request, release the Applicant from its obligations under the Finance Documents and release the charge created pursuant to Clause 2.1.

4.3 No failure on the part of the Security Trustee to exercise, or delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of a Collateral Right preclude any further or other exercise of that or any other Collateral Right.

4.4 The obligations of the Applicant under this Agreement and the Collateral Rights shall not be discharged, impaired or otherwise affected by:

         4.4.1 any lack of validity, legality, effectiveness or enforceability of (a) the Finance Documents or the Bonds or any agreement or instrument relating thereto (collectively, the "RELATED DOCUMENTS") or (b) any obligation under any Related Document;

         4.4.2 any amendment or waiver of or any consent to departure from or any release of any of the obligations of any party under all or any of the Related Documents other than in accordance with and to the extent expressly stated in any written amendment, waiver, consent or release (and subject to the conditions thereof)

                  (and "written" shall include, for the avoidance of doubt, any communication by electronic mail);

         4.4.3 the existence of any claim, set-off, defence or other right which the Applicant or any Obligor may have at any time against the Security Trustee or any other person or entity, whether in connection with the transactions contemplated in the Related Documents, or any unrelated transaction or the attachment (or similar order of court) of any payment under the Related Documents;

         4.4.4 any winding-up, dissolution, administration or re-organisation of or other change in the Applicant, any Obligor or any other company, corporation, partnership or other person;

         4.4.5 any time or other indulgence being granted to the Applicant, any Obligor or any other company, corporation, partnership or other person other than in accordance with and to the extent expressly stated in any written document (including, for the avoidance of doubt, any communication by electronic mail) referring to such indulgence;

         4.4.6 any failure to take or failure to realise the value of any collateral in respect of the obligations of the Applicant under the Related Documents or any release, discharge, exchange or substitution of any such collateral other than in accordance with and to the extent expressly stated in any written document (including, for the avoidance of doubt, any communication by electronic mail) referring to such release, discharge, exchange or substitution;

         4.4.7 any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Applicant hereunder.

4.5 Neither the Security Trustee nor any other Finance Party shall be obliged to make any demand on the Applicant or any Obligor on whose behalf a Bond was issued, to take any action or obtain judgment in any court against any such party or to make or file any proof or claim in a liquidation or insolvency of any such party or to enforce or seek to enforce any security held in respect of the obligations of the Applicant under the Finance Documents before exercising any Collateral Right.

5.       COMPANY'S RIGHTS AND UNDERTAKINGS

5.1 Any settlement or discharge hereunder shall be conditional upon no payment to the Finance Parties by or on behalf of the Applicant being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws of general application and shall in those circumstances be void.

5.2 The Applicant hereby represents and warrants to the Security Trustee and undertakes during the subsistence of this Agreement that:

         5.2.1 it is and will be the sole, lawful and beneficial owner of each Account and each Deposit free from any security interest or third party right except the security and other rights granted to the Security Trustee under the Finance Documents and the second ranking security referred to in Clause 3.5; and

         5.2.2 save as provided in the Finance Documents, it will not sell or dispose of the benefit of all or any of its rights, title and interest in any Account or any Deposit.

6.       FURTHER ASSURANCE

         The Applicant shall promptly upon notice from the Security Trustee execute all documents and do all things that the Security Trustee may reasonably specify for the purpose of (a) exercising the Collateral Rights or (b) securing and perfecting its security over or title to all or any part of the Accounts and the Deposits.

7.       POWER OF ATTORNEY

         The Applicant, by way of security, irrevocably appoints the Security Trustee to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things that the Security Trustee may consider to be requisite for (a) carrying out any obligation imposed on the Applicant under this Agreement or (b) exercising any of the Collateral Rights. The Applicant shall ratify and confirm all things done and all documents executed by the Security Trustee in the proper exercise of that power of attorney.

8.       SUBSEQUENT INTERESTS

         If the Security Trustee at any time receives notice of any subsequent mortgage, assignment, charge or other interest affecting all or any part of any Account and/or any Deposit, all payments thereafter made by the Applicant to the Security Trustee or the other Finance Documents shall be treated as having been credited to a new account of the Applicant and not as having been applied in reduction of the Secured Obligations as at the time when the Security Trustee received notice.

9.       MISCELLANEOUS CLAUSES

         The provisions of clauses 37 (Governing Law) and 38 (Jurisdiction) of the Bonding Facility Agreement shall apply mutatis mutandis as if set out here in full.

IN WITNESS WHEREOF this Agreement has been signed on behalf of the Security Trustee and executed as a deed by the Applicant and is intended to be and is hereby delivered by it as a deed on the date specified above.

                                 EXECUTION PAGE

THE SECURITY TRUSTEE

HSBC Bank plc

By:           MARK HEPTINSTALL

Title:        MANAGER



THE APPLICANT

EXECUTED as a DEED

by Marconi Bonding Limited

              KEVIN DAVID SMITH

              Director

              C G DONALDSON

              Director